Deutsche Bank	Notice
General Meeting 2023

Exhibit 99.2

Deutsche Bank

Annual General Meeting 2023

Information for shareholder
and their representatives

Deutsche Bank	Notice
General Meeting 2023

DEUTSCHE BANK AKTIENGESELLSCHAFT

Frankfurt am Main

– ISIN DE 0005140008 –

Notice of the Annual General Meeting 2023

We take pleasure in inviting our shareholders to the

Annual General Meeting

convened for

Wednesday, May 17, 2023, 10:00 Central European Summer Time (CEST)

as a virtual general meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting.

Unique identifier of the event: 320f15089e98ed11813e005056888925

I. Agenda

  1. Presentation of the established Annual Financial Statements and Management Report for the 2022 financial year, the approved Consolidated Financial Statements and Management Report for the 2022 financial year as well as the Report of the Supervisory Board

The Supervisory Board has already approved the Annual Financial Statements and Consolidated Financial Statements prepared by the Management Board; the Annual Financial Statements are thus established. Therefore, in accordance with the statutory provisions, a resolution is not provided for on this Agenda Item.

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General Meeting 2023

  2. Appropriation of distributable profit for the 2022 financial year

Management Board and Supervisory Board propose that the distributable profit of the 2022 financial year amounting to € 3,568,548,051.09 shall be used as follows:

Payment of a dividend of €0.30 per share on up to 2,040,242,959 shares eligible for the payment of a dividend for the 2022 financial year	up to €612,072,887.70
Allocation to retained earnings	€2,500,000,000.00
Carry-forward to new account	at least €456,475,163.39

The proposals will be finalized by the specific amounts for the dividend payments and the amount carried forward to new account when the number of own shares are determined and thus also the number of shares that are ineligible for the payment of a dividend at the time of the General Meeting.

Pursuant to § 58 (4) sentence 2 Stock Corporation Act, the claim to payment of the dividend is due on the third business day following the resolution of the General Meeting, i.e., on May 22, 2023.

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General Meeting 2023

  3. Ratification of the acts of management of the members of the Management Board for the 2022 financial year

Management Board and Supervisory Board propose that the acts of management of the members of the Management Board in office during the 2022 financial year be ratified for this period. The actions shall be ratified on an individual basis, i.e., a separate resolution shall be passed for each member of the Management Board.

The actions of the following Management Board members in office in the 2022 financial year shall be ratified:

  a) Christian Sewing (Chairman of the Management Board)

  b) James von Moltke (Deputy Chairman of the Management Board)

  c) Karl von Rohr (Deputy Chairman of the Management Board)

  d) Fabrizio Campelli

  e) Bernd Leukert

  f) Stuart Lewis (member of the Management Board until and including May 19, 2022)

  g) Alexander von zur Mühlen

  h) Christiana Riley

  i) Rebecca Short

  j) Professor Dr.  Stefan Simon

  k) Olivier Vigneron (member of the Management Board since May 20, 2022)

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General Meeting 2023

  4. Ratification of the acts of management of the members of the Supervisory Board for the 2022 financial year

Management Board and Supervisory Board propose that the acts of management of the members of the Supervisory Board in office during the 2022 financial year be ratified for this period. The actions shall be ratified on an individual basis, i.e., a separate resolution shall be passed for each member of the Supervisory Board.

The actions of the following members of the Supervisory Board in office in the 2022 financial year shall be ratified:

  a) Alexander Wynaendts (Chairman of the Supervisory Board, member of the Supervisory Board since the end of the General Meeting of the company on May 19, 2022)

  b) Dr.  Paul Achleitner (former Chairman of the Supervisory Board, member of the Supervisory Board until the end of the General Meeting of the company on May 19, 2022)

  c) Detlef Polaschek (Deputy Chairman of the Supervisory Board)

  d) Professor Dr.  Norbert Winkeljohann (Deputy Chairman of the Supervisory Board)

  e) Ludwig Blomeyer-Bartenstein

  f) Mayree Clark

  g) Jan Duscheck

  h) Manja Eifert (member of the Supervisory Board since April 7, 2022)

  i) Dr.  Gerhard Eschelbeck (member of the Supervisory Board until the end of the General Meeting of the company on May 19, 2022)

  j) Sigmar Gabriel

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General Meeting 2023

  k) Timo Heider

  l) Martina Klee

  m) Henriette Mark (member of the Supervisory Board until and including March 31, 2022)

  n) Gabriele Platscher

  o) Bernd Rose

  p) Yngve Slyngstad (member of the Supervisory Board since the end of the General Meeting of the company on May 19, 2022)

  q) John Alexander Thain

  r) Michele Trogni

  s) Dr.  Dagmar Valcárcel

  t) Stefan Viertel

  u) Dr.  Theodor Weimer

  v) Frank Werneke

  w) Frank Witter

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General Meeting 2023

  5. Election of the auditor for the 2023 financial year, interim accounts

The Supervisory Board, based on the recommendation of its Audit Committee, proposes the following resolution:

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY), is to be appointed as the auditor of the Annual Financial Statements and as the auditor of the Consolidated Financial Statements for the 2023 financial year.

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY), is also to be appointed for the limited review of the condensed consolidated interim financial statements as of June 30, 2023 (§ 115 (5), § 117 No. 2 Securities Trading Act), and of the consolidated interim financial statements and consolidated interim management reports (§ 340i (4) German Commercial Code, § 115 (7) Securities Trading Act) – if any – prepared before the Ordinary General Meeting in 2024.

The Audit Committee has declared that its recommendation is free of undue third-party influence and, in particular, that no clause within the meaning of Article 16 (6) of the EU-Regulation 537/2014 (EU-Statutory Auditor Regulation) was imposed on it that limited its selection to specific auditors.

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General Meeting 2023

  6. Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2022 financial year

Pursuant to § 162 Stock Corporation Act, Management Board and Supervisory Board have prepared a report on the compensation awarded and due in the 2022 financial year to each current or former member of the Management Board and the Supervisory Board of the company. Pursuant to § 120a (4) Stock Corporation Act, the General Meeting resolves on the approval of the Compensation Report.

The Compensation Report was audited by the auditor in accordance with § 162 (3) Stock Corporation Act. Within the framework of a formal audit, the auditor examined whether all of the information required pursuant to § 162 (1) and (2) Stock Corporation Act was provided in the Compensation Report. Beyond these requirements prescribed by law, the auditor also performed a review of the contents. The audit opinion on the audit of the Compensation Report was issued by the auditor and is attached to the Compensation Report.

The Compensation Report for the 2022 financial year and the audit opinion of the auditor are set out in the section II. 1. and are accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . They will also be accessible there during the General Meeting.

Management Board and Supervisory Board propose that the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2022 financial year be approved.

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  7. Authorization to acquire own shares pursuant to § 71 (1) No.   8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights

Management Board and Supervisory Board propose the following resolution:

  a) The company is authorized to buy, on or before April 30, 2028, its own shares in a total volume of up to 10% of the share capital at the time the resolution is taken or – if the value is lower – of the share capital at the respective time this authorization is exercised. Together with its own shares acquired for trading purposes and/or for other reasons and which are from time to time in the company ’ s possession or attributable to the company pursuant to § 71a et seqq . Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of the company ’ s respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through a stock exchange may not be more than 10% higher or more than 20 % lower than the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or more than 20 % lower than the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. The preferred acceptance of small quantities of up to 50 of the company ’ s shares offered for purchase per shareholder may be provided for.

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  b) The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to § 71 (1) No.   8 Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders ’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company ’ s business operations. The Management Board is furthermore authorized to use shares purchased on the basis of authorizations pursuant to § 71 (1) No.   8 Stock Corporation Act to issue staff shares, with the exclusion of shareholders ’ pre-emptive rights, to employees and retired employees of the company and its affiliated companies or to use them to service option rights on shares of the company and/or rights or duties to purchase shares of the company granted to employees or members of executive or non-executive management bodies of the company and of affiliated companies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of the shares on the stock exchange at the time of sale. Use may only be made of this authorization if it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of the company’s share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act, are to be included in the maximum limit of 10% of the share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act.

  c) The Management Board is also authorized to cancel shares acquired on the basis of this or a preceding authorization without the execution of this cancellation process requiring a further resolution by the General Meeting.

  d) The presently existing authorization given by the General Meeting on May 19, 2022, and valid until April 30, 2027, to purchase own shares will be cancelled with effect from the time when this new authorization comes into force.

The Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act is set out in the section II. 2. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

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  8. Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act

In supplementing the authorization to be resolved on under Item 7 of this Agenda to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act, the company is also to be authorized to acquire own shares with the use of derivatives.

Management Board and Supervisory Board propose the following resolution:

The purchase of shares subject to the authorization to acquire own shares to be resolved under Agenda Item 7 may be executed, apart from in the ways described there, with the use of put and call options or forward purchase contracts. The company may sell to third parties put options based on physical delivery and buy call options from third parties if it is ensured by the option conditions that these options are fulfilled only with shares which themselves were acquired subject to compliance with the principle of equal treatment. All share purchases based on put or call options are limited to shares in a maximum volume of 5% of the actual share capital at the time of the resolution by the General Meeting on this authorization. The term of the options must be selected such that the share purchase upon exercising the option is carried out at the latest on April 30, 2028.

The purchase price to be paid per share upon exercise of the put options or upon the maturity of the forward purchase may not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before conclusion of the respective transaction in each case excluding ancillary purchase costs but taking into account the option premium received. The call options may only be exercised if the purchase price to be paid does not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the acquisition of the shares. The rules specified under Item 7 of this Agenda apply to the sale and cancellation of shares acquired with the use of derivatives.

Own shares may continue to be purchased using existing derivatives that were agreed on the basis and during the existence of previous authorizations.

The Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act is set out in the section II. 2. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

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General Meeting 2023

  9. Election s to the Supervisory Board

The term of office of Ms. Mayree Clark, Mr. John Alexander Thain, Ms. Michele Trogni and Professor Dr. Norbert Winkeljohann ends as scheduled with the conclusion of the Ordinary General Meeting on May 17, 2023, which means that in total four shareholder representatives are to be newly elected.

Pursuant to § 96 (1) and (2) and § 101 (1) Stock Corporation Act as well as § 7 (1) sentence 1 No. 3 Act Concerning Co-Determination by Employees dated May 4, 1976, the Supervisory Board consists of ten members for the shareholders and ten members for the employees.

The Terms of Reference for the Supervisory Board do not contain any specification regarding joint or separate fulfillment of the gender quotas to fulfill the statutory requirements. Until now neither the shareholder representatives’ side nor the employee representatives’ side has objected to joint fulfillment of the quotas pursuant to § 96 (2) sentence 3 Stock Corporation Act. Therefore, the Supervisory Board is to have overall at least six women and at least six men in order to fulfill the minimum quota requirements pursuant to § 96 (2) sentence 1 Stock Corporation Act.

For many years now, at least 30% of the Supervisory Board members have been women; currently, six of its members are women, i.e., 30%. Since 2013, the shareholder representatives’ side has been comprised to at least 30% of women, which would also be the case following the election of the proposed candidates. The minimum quota requirement is therefore fulfilled, and it would also be fulfilled following the election of the proposed candidates – given unchanged fulfillment on the employee representatives’ side.

Pursuant to § 4 (2) of the Terms of Reference for the Supervisory Board, shareholder representatives are proposed to the General Meeting for election for a term of office until the conclusion of the General Meeting which adopts the resolutions concerning the ratification of the acts of management for the third financial year following the beginning of the term of office, whereby the financial year in which the term of office begins is not taken into account.

The Supervisory Board proposes, based on the recommendations of the shareholder representatives of its Nomination Committee, that the following persons be elected as shareholder representatives to the Supervisory Board, pursuant to § 9 (1) sentences 2 and 3 of the Articles of Association, for the period until the end of the General Meeting that resolves on the ratification of the acts of management for the 2026 financial year:

a. Ms. Mayree Clark, Supervisory Board member, New Canaan, USA

b. Mr. John Alexander Thain, Supervisory Board member, Rye, USA

c. Ms. Michele Trogni, Chief Executive Officer of Zinnia Corporate Holdings LLC and Operating Partner at Eldridge Industries LLC, Riverside, USA

d. Professor Dr. Norbert Winkeljohann, Supervisory Board member and Self-employed corporate Consultant, Osnabrück, Germany.

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In addition to her work on the Supervisory Board of Deutsche Bank Aktiengesellschaft, Ms. Clark is a member of the following foreign supervisory bodies comparable to a supervisory board: (1) Ally Financial, Inc. – Member of the Board of Directors and (2) Allvue Systems Holdings, Inc. – Member of the Board of Directors.

There are permanent business relationships between the companies Ally Financial, Inc. and Allvue Systems Holdings, Inc. and Deutsche Bank Group. The business relationships are carried out on market terms and without involvement of Ms. Clark as member of the Board of Directors. There are no personal or business relationships between Ms. Clark and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

In addition to his work on the Supervisory Board of Deutsche Bank Aktiengesellschaft, Mr. Thain is a member of the following foreign supervisory bodies comparable to a supervisory board: (1) Aperture Investors LLC – Member of the Board of Directors; (2) Uber Technologies, Inc. – Member of the Board of Directors; (3) Pine Island Capital Partners LLC – Chairman.

There are permanent business relationships between the company Uber Technologies, Inc. and Deutsche Bank Group. The business relationships are carried out on market terms and without involvement of Mr. Thain as member of the Board of Directors. There are no personal or business relationships between Mr. Thain and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

In addition to her work on the Supervisory Board of Deutsche Bank Aktiengesellschaft, Ms. Trogni is a member of the following foreign supervisory bodies comparable to a supervisory board: Zinnia Corporate Holdings, LLC – Chief Executive Officer and Chairperson of the Board of Directors.

Ms. Trogni is Operating Partner at Eldridge Industries LLC. There are permanent business relationships between the company Eldridge Industries LLC and Deutsche Bank Group. The business relationships are carried out on market terms and without involvement of Ms. Trogni as Operating Partner. There are no personal or business relationships between Ms. Trogni and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

In addition to his work on the Supervisory Board of Deutsche Bank Aktiengesellschaft, Professor Dr. Norbert Winkeljohann is a member of the following supervisory boards to be formed by law: (1) Bayer AG – Chairman of the Supervisory Board; (2) Georgsmarienhütte Holding GmbH; (3) Sievert SE – Chairman of the Supervisory Board; and (4) Bohnenkamp AG – Chairman of the Supervisory Board.

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There are permanent business relationships between the companies Bayer AG and Georgsmarienhütte Holding GmbH and Deutsche Bank Group. The business relationships are carried out on market terms and without involvement of Professor Dr. Norbert Winkeljohann as Chair of the Supervisory Board or as Supervisory Board member. There are no personal or business relationships between Professor Dr. Norbert Winkeljohann and Deutsche Bank Aktiengesellschaft, its Group companies, members of their corporate bodies or a major shareholder.

The election proposals reflect the objectives resolved by the Supervisory Board for its composition and are intended to fulfill as comprehensively as possible the profile of requirements adopted by the Supervisory Board.

As of the time of the conclusion of the General Meeting that resolves on the ratification of the acts of management for the 2026 financial year, i.e., at the end of the new term of office, Ms. Clark and Mr. Thain will have turned the age of 70 and thus have reached the age limit defined by the Supervisory Board (Ms. Clark) or exceeded it by up to two years (Mr. Thain). Based on their special qualifications and experience, the Supervisory Board considers the prerequisites to be met in each case for Ms. Clark and Mr. Thain for a deviation from this general specification in accordance with § 4 (3) sentence 2 of the Terms of Reference for the Supervisory Board.

The Supervisory Board expects – also based on discussions with the candidates and based on experience from the current term of office – that all four candidates can devote the expected amount of time to their Supervisory Board work.

The candidates’ resumes are presented in the section II. 3.

  10. Amendments to the Articles of Association to authorize the Management Board to allow for a virtual General Meeting to be held, to make subsequent changes to the wording, to enable the participation of members of the Supervisory Board in General Meetings by way of audio and video transmission, and to adjust the information for the share register

Through the Act on the Introduction of Virtual General Meetings of Stock Corporations and Amendment to Cooperative, Insolvency and Restructuring Regulations from July 20, 2022 (published in the Federal Gazette Part I of July 26, 2022, p. 1166 et seqq. ), lawmakers created a permanent legal basis in the Stock Corporation Act for holding virtual general meetings, which brings in particular the level for exercising shareholder rights substantially up to that of a meeting with physical attendance, while taking into account the special circumstances of communicating using electronic means. Pursuant to § 118a (1) sentence 1 Stock Corporation Act, the Articles of Association may allow for, or authorize the Management Board to allow for, the General Meeting to be held as a virtual General Meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting. The proposed amendment to the Articles of Association shall grant such an authorization to the Management Board.

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Within the framework of the authorization pursuant to the statutory provision, in consideration of the circumstances of each individual case, the Management Board is to decide if use is to be made of such authorization and – if so – in what ways the General Meeting is to be specifically conducted. The decision is to be made while taking into account the rights and interests of the shareholders and of the company within the framework of the existing statutory requirements and provisions of the Articles of Association. Unless otherwise stipulated as mandatory by law or explicitly specified differently by the company’s Articles of Association, the provisions of the Articles of Association relating to General Meetings will also apply to the company’s virtual General Meetings. This also applies to the authority to chair the General Meeting and to the other authorities of the Chair of the General Meeting pursuant to § 19 (2) sentences 1 and 2 of the Articles of Association. The Management Board’s authorization is to be issued only for General Meetings that take place on or before August 31, 2025, and not for the maximum period allowed by law of five years pursuant to § 118a (5) No. 2 Stock Corporation Act. If the Management Board decides to make use of the proposed authorization and to hold a General Meeting as a virtual General Meeting, key aspects to be taken into account for holding and structuring the General Meeting – besides sustainability considerations, workload and expenses as well as, possibly, aspects related to protecting participants’ health – will be safeguarding shareholder rights and the possibilities for shareholder interaction and participation. The fact that safeguarding shareholder rights and providing possibilities for shareholders to interact and participate are important to the company has been shown again and again in past General Meetings and will also be evident at the forthcoming General Meeting on May 17, 2023. The Management Board will keep an eye on the new format and the related ongoing developments as put into practice in the future and will react as called for depending on the situation. To preserve the greatest possible flexibility in the future, further provisions do not appear appropriate beyond these now proposed amendments to the Articles of Association.

Furthermore, through a change in the wording, it is to be made clear that the previous provision in § 19 (2) sentence 3 of the Articles of Association, according to which the Management Board is to determine whether and to what extent the General Meeting or parts of the General Meeting shall be transmitted via electronic media, applies only to General Meetings with physical attendance. In addition, in the directly following sentence 4 of § 19 (2) of the Articles of Association, according to which the transmission may also take place in a form to which the public has unrestricted access, a change in the wording shall clarify that this provision applies to every General Meeting format.

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Furthermore, use is to be made of the possibility created in § 118 (3) sentence 2 Stock Corporation Act (possibly in conjunction with § 118a (2) sentence 2 Stock Corporation Act) for the Articles of Association to provide for certain cases in which the members of the Supervisory Board may participate in the General Meeting by means of audio and video transmission instead of physical attendance. This is intended to enable a participation in situations in which a physical attendance at the place of the General Meeting would not be possible or only possible with significant effort. In this context, in accordance with the legal rationale, the different General Meeting formats should not be handled differently.

Finally, the provision in § 67 (1) Stock Corporation Act on the information to be entered for registered shares in the share register will be changed with effect from January 1, 2024, by the Act to Modernize the Law on Partnerships ( MoPeG ) from August 10, 2021 (published in the Federal Gazette Part I of August 17, 2021, p. 3436 et seqq. ). For this reason, § 5 (1) sentence 2 of the Articles of Association is to be amended with a dynamic reference to the information required by law. § 5 (1) sentence 3 of the Articles of Association thus becomes unnecessary and can be deleted without replacement.

Accordingly, Management Board and Supervisory Board propose the following resolution:

  a) After § 17 (5) of the Articles of Association, the following new paragraph 6 is added:

“(6) The Management Board is authorized, for each individual General Meeting of the Company that takes place on or before August 31, 2025, to provide that the General Meeting will be held without physical presence of the shareholders or their authorized representatives at the place of the General Meeting (virtual General Meeting).”

  b) § 19 (2) sentences 3 and 4 of the Articles of Association are reworded as follows:

“For General Meetings with physical presence, the Management Board is authorized to determine whether and to what extent the General Meeting or parts of the General Meeting shall be transmitted via electronic media. The transmission may also take place in any case in a form to which the public has unlimited access.”

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  c) After § 19 (2) of the Articles of Association, the following new paragraph 3 is added:

“(3) Following prior consultation with the Chairman of the Supervisory Board, members of the Supervisory Board may participate in the General Meeting by means of audio and video transmission in cases in which their physical presence at the place of the General Meeting would not be possible, or only possible with significant effort, due to their presence abroad, their required presence in another place in the country or due to an inordinate amount of travel time.”

  d) § 5 (1) sentence 2 is reworded to read as follows:

“Shareholders must notify the Company, for registration in the share register, of the personal information specified in § 67 (1) Stock Corporation Act as well as the number of shares they hold.”

§ 5 (1) sentence 3 shall be deleted without replacement.

The currently applicable Articles of Association are accessible on the company’s website at agm.db.com and will also be accessible there during the General Meeting.

  11. Amendments to the Articles of Association relating to Supervisory Board compensation

The provisions of § 14 of the Articles of Association on Supervisory Board compensation are to be amended. Intended are a simplification of the compensation structure, removal of the share-based compensation component and a slight increase in the total compensation of the Supervisory Board. In light of the intended changes to the compensation provisions, overall Supervisory Board compensation and its underlying compensation system are being presented to the General Meeting this year for a resolution to be taken in accordance with § 113 (3) Stock Corporation Act, whereby it is proposed that the compensation be adjusted as described above and the so amended Supervisory Board compensation and its underlying compensation system are to be approved. The details on the compensation as well as the other components – including those unchanged in the amended provisions of the Articles of Association – such as the reimbursement of expenses and coverage through a financial liability insurance policy are contained in the section “II.  Reports, Annexes and Additional Information on the Agenda Items” under the heading “4.  Compensation of members of the Supervisory Board (Item 11)”. This section also contains a more detailed description of the compensation system underpinning the regulation in the Articles of Association in corresponding application of § 87a (1) sentence 2 Stock Corporation Act.

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Accordingly, Management Board and Supervisory Board propose the following resolution:

§ 14 of the Articles of Association is re-worded to read as follows:

“(1) The members of the Supervisory Board receive a fixed annual compensation (“Supervisory Board Compensation”). The amount of the annual base compensation for each Supervisory Board member is €300,000, for the Supervisory Board Chairman €950,000, and for each Deputy Chairperson €475,000.

(2) Chairs of the Committees of the Supervisory Board are paid additional fixed annual compensation amounts as follows:

a) For the Chair of the Audit Committee, the Risk Committee as well as the Technology, Data and Innovation Committee: €150,000.

b) For the Chair of the Chairman’s Committee, the Nomination Committee, the Compensation Control Committee, the Regulatory Oversight Committee as well as the Strategy and Sustainability Committee: €100,000.

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If a Supervisory Board member is chair of more than one committee, compensation is only paid for the committee entitled to the highest amount. The Chairman of the Supervisory Board does not receive any additional compensation for chairing of the committees. Members of the committees also do not receive additional compensation.

(3) If the amount of the Supervisory Board Compensation according to paragraphs 1 and 2 does not exceed the Supervisory Board Compensation previously paid in the individual case (calculated compensation for the 2023 financial year based on the previous regulation in the Articles of Association), a member of the Supervisory Board whose current term of office began before May 17, 2023, will receive a compensating payment in the form of a cash payment in the amount of the difference between the previously granted Supervisory Board Compensation and the Supervisory Board Compensation pursuant to paragraphs 1 and 2. In the event of a re-election as member of the Supervisory Board, the provisions of these Articles of Association apply.

Members of the Supervisory Board whose current term of office began before May 17, 2023, will receive the virtual shares cumulatively earned during the current term of office paid out in February 2024 on the basis of the average closing price during the last 10 trading days of the Frankfurt Stock Exchange (Xetra or successor system) of the preceding January.

(4) The compensation determined according to paragraphs 1 and 2 will be paid to the respective member of the Supervisory Board by, at the latest, two months after submitting invoices and as a rule within the first three months of the following year.

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(5) In case of a change in Supervisory Board membership during the year, compensation for the financial year will be paid on a pro rata basis, rounded up/down to full months.

(6) The company reimburses the Supervisory Board members for the cash expenses they incur in the performance of their office, including any value added tax (VAT) on their compensation and reimbursements of expenses. Furthermore, any employer contributions to social security schemes that may be applicable under foreign law to the performance of their Supervisory Board work shall be paid for each Supervisory Board member affected. Finally, the Supervisory Board Chairman will be reimbursed appropriately for travel expenses incurred in performing representative tasks due to his function and reimbursed for costs for the security measures required based on his function.

(7) In the interest of the company, the members of the Supervisory Board will be included in an appropriate amount in any financial liability insurance policy held by the company. The premiums for this are paid by the company. A deductible does not have to be specified for the members of the Supervisory Board.

(8) The new provisions become effective with the registration of the amendment to the Articles of Association in the Commercial Register retroactively from the end of the Annual General Meeting on May 17, 2023.”

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The compensation of the Supervisory Board members pursuant to the re-worded § 14 of the Articles of Association of Deutsche Bank Aktiengesellschaft is approved, along with its underlying compensation system, which is described in more detail in the invitation to the Annual General Meeting on May 17, 2023, in the section “II.  Reports, Annexes and Additional Information on the Agenda Items” under the heading “4.  Compensation of members of the Supervisory Board (Item 11)”.

The currently applicable Articles of Association are accessible on the company’s website at agm.db.com and will also be accessible there during the General Meeting.

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General Meeting 2023

II. Reports, Annexes and Additional Information on the Agenda Items

1. Compensation Report (ad Item 6)

Compensation Report

Introduction

Compensation Report for the Management Board and the Supervisory Board

Employee Compensation Report (not shown below)

Compensation of the Management Board

Principles for Management Board Compensation

Responsibility and procedures for setting and reviewing Management Board compensation

Guiding principle: Alignment of Management Board compensation to corporate strategy

Compensation principles

Compensation-related developments in 2022

Development of business and alignment of Management Board compensation to corporate strategy in 2022

Management Board Changes and Compensation Decisions in 2022

Approval of the Compensation Report 2021 by the Annual General Meeting 2022

Improvements compared to the Compensation Report 2021

Principles governing the determination of compensation

Structure of the Management Board compensation system

Composition of the target total compensation and maximum compensation

Application of the compensation system in the financial year

Fixed compensation

Variable compensation

Appropriateness of Management Board compensation and compliance with the set maximum compensation

Deferrals and holding periods

Backtesting, malus and clawback

Information on shares and fulfilling the share ownership obligation (Shareholding Guidelines)

Benefits as of the end of the mandate

Benefits upon early termination

Other service contract provisions

Deviations from the compensation system

Management Board compensation 2022

Current Management Board members

Former members of the Management Board

Outlook for the 2023 financial year

Total target compensation and maximum compensation

2023 objective structure and targets

Compensation of members of the Supervisory Board

Supervisory Board Compensation for the 2022 and 2021 financial years

Comparative presentation of compensation and earnings trends

Independent auditor’s report

Responsibilities of the executive directors and the supervisory board

Auditor’s responsibility

Opinion

Other matter – formal audit of the remuneration report

Limitation of liability

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Introduction

The Compensation Report for the year 2022 provides detailed information on compensation in Deutsche Bank Group.

Compensation Report for the Management Board and the Supervisory Board

The Compensation Report for the Management Board and the Supervisory Board for the 2022 financial year was prepared jointly by the Management Board and the Supervisory Board of Deutsche Bank Aktiengesellschaft (hereinafter: Deutsche Bank AG or the bank) in accordance with Section 162 of the German Stock Corporation Act. The Compensation Report describes the fundamental features of the compensation systems for Deutsche Bank’s Management Board and Supervisory Board and provides information on the compensation granted and owed by Deutsche Bank in the 2022 financial year to each incumbent or former member of the Management Board and Supervisory Board.

The Compensation Report fulfills the current legal and regulatory requirements, in particular of Section 162 of the German Stock Corporation Act and the Remuneration Ordinance for Institutions (InstitutsVergV) and takes into account the recommendations set out in the German Corporate Governance Code (GCGC). It is also in compliance with the applicable requirements of the accounting rules for capital market-oriented companies (German Commercial Code (HGB), International Financial Reporting Standards (IFRS)) as well as the guidelines issued by the working group Guidelines for Sustainable Management Board Remuneration Systems.

Employee Compensation Report

This part of the compensation report discloses information with regard to the compensation system and structure that applies to the employees in Deutsche Bank Group. The report provides details on the Group Compensation Framework and it outlines the decisions on Variable Compensation for 2022. Furthermore, this part contains quantitative disclosures specific to employees identified as Material Risk Takers (MRTs) in accordance with the Remuneration Ordinance for Institutions ( Institutsvergütungsverordnung – InstVV).

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Compensation of the Management Board

Principles for Management Board Compensation

Responsibility and procedures for setting and reviewing Management Board compensation

The Supervisory Board as a whole is responsible for the decisions on the design of the compensation system as well as for setting the individual compensation amounts and procedures for awarding the compensation. The Compensation Control Committee supports the Supervisory Board in its tasks of designing and monitoring the implementation of the system and prepares proposals for resolutions for the Supervisory Board. As necessary, the Compensation Control Committee issues recommendations for the Supervisory Board to make adjustments to the system. In the case of significant changes, but at least every four years, the compensation system for the Management Board is submitted to the General Meeting for approval in accordance with Section 120a (1) of the German Stock Corporation Act. The compensation system was last approved by the General Meeting 2021 by a majority of 97.76%.

On the basis of the approved compensation system, the Supervisory Board sets the target total compensation for each Management Board member for the respective financial year, while taking into account the scope and complexity of the respective Management Board member’s functional responsibilities, the length of service of the Management Board member on the Management Board as well as the company’s financial situation. In the process, the Supervisory Board also considers the customary market compensation, also based on both horizontal and vertical comparisons, and sets the upper limit for total compensation (maximum compensation) (additional information is provided in the section “Appropriateness of Management Board compensation and compliance with the set maximum compensation”).

Guiding principle: Alignment of Management Board compensation to corporate strategy

Deutsche Bank aims to make a positive contribution to its clients, employees, investors and society in general by fostering economic growth and social progress. Deutsche Bank would like to offer its clients solutions and provide an active contribution to foster the creation of value by its clients. This approach is also intended to ensure that Deutsche Bank is competitive and profitable and can operate on the basis of a strong capital and liquidity position. Deutsche Bank is committed to a corporate culture that appropriately aligns risks and revenues.

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Building on a stable and promising foundation with a balanced business model, prudent risk management and a strong balance sheet, Deutsche Bank has outlined its strategy for the Group for the period up to 2025 at the Investor Deep Dive in March 2022 aiming for sustainable profitable growth. The aim is an average annual revenue growth of 3.5 to 4.5%. At the same time, there is a commitment to remain disciplined on costs to free up capacity for investments and improving the operational leverage. The aim is to push the cost/income ratio below 62.5% by 2025 while at the same time generating an attractive return on tangible equity above 10%. The capital distribution objectives are to be achieved through a combination of dividends and share repurchases, with a payout ratio of 50% from 2025 onwards. The bank will continue to focus on conduct and controls and follow a clear management agenda to change the way of working, to become even more innovative and to remain an employer of choice.

In the interests of the shareholders, the Management Board compensation system is aligned to the business strategy as well as the sustainable and long-term development of Deutsche Bank and provides suitable incentives for a consistent achievement of the set targets. Through the composition of total compensation comprising fixed and variable compensation components, through the assessment of performance across short-term and long-term periods and through the consideration of relevant, challenging performance parameters, the implementation of the Group strategy and the alignment with the sustainable and long-term performance of the Group are rewarded in a clear and understandable manner. The structure of the targets and objectives therefore comprises a balanced mix of both financial and non-financial parameters and indicators.

Through the structuring of the compensation system, the members of the Management Board are motivated to achieve the targets and objectives linked to Deutsche Bank’s strategy, to work individually and as a team continually towards the long-term positive development of Deutsche Bank, without taking on disproportionately high risks. The Supervisory Board thus ensures there is always a strong link between compensation and performance in line with shareholder interests (“pay for performance connection”).

Compensation principles

The design of the compensation system and thus the assessment of individual compensation amounts are based on the compensation principles outlined below. The Supervisory Board takes them into consideration when adopting its resolutions in this context:

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Corporate strategy

The compensation system for the Management Board members is closely linked to Deutsche Bank’s strategy, thereby focusing their work on its implementation and the long-term positive development of the Group, without taking disproportionate risks.

Shareholders’ interests

The interests of shareholders are always taken into account when designing the specific structure of the compensation system, determining individual compensation amounts and structuring the means of compensation allocation and delivery.

Individual and collective objectives

Setting individual, divisional and collective objectives fosters not only the sustainable and long-term development of each of the business divisions, infrastructure areas or regions the Management Board members are responsible for, but also the performance of the Management Board as a collective management body.

Long-term perspective

A long-term link to Deutsche Bank’s performance is secured by setting a greater percentage of long-term objectives in comparison to short-term objectives and by granting variable compensation exclusively in deferred form and mostly as share-based compensation with vesting and holding periods of up to seven years.

Sustainability

Objectives in accordance with Deutsche Bank’s Environmental, Social and Governance (ESG) strategy provide incentives for acting responsibly, also in the context of sustainability, and thus make an important contribution to Deutsche Bank`s long-term performance.

Appropriateness and upper limits (caps)

The appropriateness of the compensation amounts is ensured through the review of the compensation based on a horizontal comparison with peers and a vertical comparison with the workforce as well as suitable compensation caps on the achievable variable compensation and maximum compensation.

Transparency

By avoiding unnecessary complexity in the structures and through clear and understandable reporting, the transparency of the compensation system is increased in accordance with the expectations of investors and the public as well as the regulatory requirements.

Governance	The structuring of the compensation system and the assessment to determine the individual compensation take place within the framework of the statutory and regulatory requirements.

Compensation-related developments in 2022

Development of business and alignment of Management Board compensation to corporate strategy in 2022

Management Board compensation is closely aligned to Deutsche Bank’s strategic targets. All the individual and collective objectives agreed with the Management Board members as well as their assessment parameters for the 2022 financial year were discussed by the Compensation Control Committee at the beginning of the year and subsequently resolved on by the Supervisory Board. The objectives serve overall in fostering the strategic transformation of the Group. The achievement levels determined for the objectives for the 2022 financial year at the beginning of the year 2023 reflect the extent to which the individual objectives were achieved and thus contributed to the Bank’s performance.

Over the past three and a half years Deutsche Bank has managed to transform itself under the management team. By refocusing the business around core strengths, the bank has become significantly more profitable, better balanced and more cost-efficient. Thanks to disciplined execution of the strategy, the bank has been able to support its clients through highly challenging conditions, proving its resilience with strong risk discipline and sound capital management.

Profit before tax amounted to € 5.6 billion at the end of 2022. This is an increase of 65% over the previous year and the highest result for fifteen years. Post-tax return on tangible equity rose to 9.4%. Revenues increased by 7% to € 27.2 billion on the back of increased client business. At the same time, Deutsche Bank has further reduced costs by 5% to € 20.4 billion. The cost/income ratio fell from 85 to 75% for the full year.

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Reflecting the profitability of all business segments in 2022, the Corporate Bank and the Private Bank were the most important growth drivers with revenue increases of 23% and 11% respectively. Both divisions also achieved record profits. Corporate Bank net revenues were € 6.3 billion in 2022, up 23% year on year, with 39% growth in net interest income and 7% growth in commission and fee income. Private Bank net revenues were € 9.2 billion, up 11% year on year. The Investment Bank's continued success in Fixed Income and Currencies more than compensated for the slowdown in Origination & Advisory last year, and revenues increased by 4%. In Asset Management, revenues fell by 4% to € 2.6 billion, less sharply than in almost all major markets.

The 2022 results demonstrate the benefits of Deutsche Bank’s transformation efforts. The bank delivered revenue growth in its core businesses and continued cost reductions. The risk provisions are in line with guidance, despite challenging conditions. Focused de-risking of the balance sheet has contributed to the solid capital ratio and the completion of the Capital Release Unit’s journey marks a major milestone in its transformation execution.

The individual objectives are bundled in the short-term component (Short-Term Award (STA)) and account for a share of 40% of the target total variable compensation. The Supervisory Board determined an achievement level for these components for the 2022 financial year of between 105.69% and 127.54%. The performance of the Management Board as a collective body is reflected in the long-term component (Long-Term Award (LTA)), which accounts for a share of 60% of the target total variable compensation. Overall, the achievement level of the collective objectives based solely on the 2022 financial year was 86.29%. This achievement level accounts for 60% of the Long-Term Award to be granted for the 2022 financial year. 30% will be for the 2023 financial year and 10% for the 2024 financial year. As achievement levels for prior years (at 30% from 2021 and 10% from 2020) also affected the Long-Term Award for the 2022 financial year, the achievement level of this component for the 2022 financial year was 79.60% based on the weighted achievement levels of the three financial years. Details on the individual achievement levels are presented as an overview in this report under the heading “Application of the compensation system in the financial year”.

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Management Board Changes and Compensation Decisions in 2022

Stuart Lewis resigned as member of the Management Board and Chief Risk Officer with effect from the day of the General Meeting on May 19, 2022. The appointment of his successor, Olivier Vigneron, took place with effect from May 20, 2022. Olivier Vigneron initially worked for Deutsche Bank as Senior Group Director (Generalbevollmächtigter), starting as of March 1, 2022. As a result, a smooth transition of tasks and responsibilities of the Chief Risk Officer could be ensured.

The Management Board comprised 10 members throughout 2022 with a proportion of women of 20%.

The Supervisory Board reviews the compensation levels of the members of the Management Board annually and regularly engages external compensation advisors to support the review, while assuring that these advisors are independent from the Management Board and Deutsche Bank. In 2022, the Supervisory Board conducted a review of the compensation levels taking into account comparable companies (peer groups) with the support of the external compensation advisor. On the basis of the results of this review and taking into account other aspects such as the duration of membership in the Management Board or changes in the area of responsibility within the Management Board, the Supervisory Board has taken the following compensation decisions in 2022:

The overall target compensation for Olivier Vigneron in his capacity as member of the Management Board and Chief Risk Officer was set at the level of compensation of other Management Board members with responsibly for an infrastructure area or a region. This corresponds to a target value of € 6.5 million p.a. The total target compensation is therefore 7.14% below the total target compensation of his predecessor.

In March 2022, James von Moltke was appointed ´President´ of Deutsche Bank AG in addition to his duties as Chief Financial Officer (CFO). This appointment leads to an extension in his area of responsibility within the Management Board and additional tasks. Taking into account the extended area of responsibility and his senior membership in the Management Board already in the sixth year, the Supervisory Board decided to increase his total target compensation by € 400k p.a. to € 7.4 million p.a. with effect from 1 July 2022. This represents an increase of 5.71%.

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Fabrizio Campelli successfully took over responsibility for the Corporate Bank and the Investment Bank from Christian Sewing on 1 May 2021 in a smooth takeover. The review of the compensation levels by the external compensation advisor showed that his positioning within the two peer groups of the International and European Banks with an overall target compensation of € 6.5 million p.a. is lower compared to the positioning of the other Management Board members. In addition, his appointment as a member of the Management Board was extended for a further three years. For these reasons, the Supervisory Board decided to increase the total target compensation to € 7 million p.a. which represents an increase of 7.69%. The increase took effect at the same time as the extension of his appointment with effect from 1 November 2022.

In 2022 the Management Board acknowledged that the use of non-authorized communication channels among staff represents a cultural shortcoming at Deutsche Bank. Therefore, the Management Board wanted so set a cultural signal and proposed to the Supervisory Board that, as part of performance management, this should have an impact on individual compensation. Thus, all Management Board members active on 31 December 2021 agreed to reduce variable compensation for the financial year 2021 by each EUR 75,000. The reduction will be achieved through the reduction of the Restricted Incentive Awards due on 1 March 2023 in the amount above.

When determining the variable compensation for the financial year 2022, the Supervisory Board took positive account of the financial milestones achieved and the contributions of the individual members of the Management Board to this success in their performance evaluation. In addition, the Management Board has continued its remediation activities with strong commitment and with various measures taken to meet the high expectations of the regulators; however, despite recent progress, the Supervisory Board believes that the overall extended timeline on which the remediation has taken place and the re-planning and/or missed milestones in certain areas need to be recognized in the Management Board's compensation. For this reason, the Supervisory Board, acting on a proposal from the Compensation Control Committee, reduced the individual achievement level with regards to the Short-Term Award calculated on the basis of the individual performances by 5% for all members of the Management Board active in the financial year. Details on how to calculate the Short-Term Award are presented in this report under the heading “Application of the compensation system in the financial year”.

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General Meeting 2023

Approval of the Compensation Report 2021 by the Annual General Meeting 2022

The Compensation Report 2021 for members of the Management Board and Supervisory Board of Deutsche Bank as published on March 11, 2022, was submitted to the ordinary General Meeting on May 19, 2022, for approval in accordance with Section 120a (4) of the German Stock Corporation Act. The General Meeting approved the Compensation Report with a majority of 88.03%.

Improvements compared to the Compensation Report 2021

While last year’s Compensation Report was in principle well received by shareholders, we constantly strive to improve the quality of the Group’s reporting. In the interests of our shareholders, the bank provides more information this year and thus increases transparency by

  – Providing further comprehensive rationale for decisions on changes related to Management Board compensation
  – Enhancing information on individual objectives including the overall achievement levels for each Management Board member
  – Disclosing Balanced Scorecard Key Performance Indicators (KPIs) for the Chief Executive Officer (CEO) and the Chief Financial Officer (CFO) including overall achievement levels
  – Introducing summaries of the performance assessment for the CEO and CFO for the Short-Term Award (STA) components of the individual objectives and the annual priorities
  – Extending the Long-Term Award (LTA) table for the Group Component to include target/actual values and achievement levels
  – Providing a detailed overview of the 3-year assessment period showing the individual achievement grades to evaluate the overall achievement level for each LTA component
  – Providing an outlook on objectives to be set for 2023, including improvements on the compensation structures for the Management Board with effect from 2023

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Principles governing the determination of compensation

Structure of the Management Board compensation system

The compensation system consists of fixed and variable compensation components. The fixed compensation and variable compensation together form the total compensation for a Management Board member. The Supervisory Board defines target and maximum amounts (caps) for all compensation components.

Management Board Compensation System 2022

Components	Objective	Implementation
Fixed Compensation
Base salary	The base salary rewards the Management Board member for performing the respective role and responsibilities. The fixed compensation is intended to ensure a fair and market-oriented income and to ensure that undue risks are avoided. In addition, Management Board members are granted recurrent, fringe benefits and contributions for pension benefits.	-	Monthly payment; Annual base salary of between € 2.4 million and € 3.6 million
Fringe benefits		-	Company car and driver services as well, if applicable moving expenses, housing allowance, insurance premiums and reimbursement of business representation expenses
Pension		-	A single and contractually agreed annually pension plan contribution or allowance of € 650,000 for adequate pension provision

Variable Compensation
Short Term Award (STA)	The STA rewards the individual value contribution of each member of the Management Board to achieving short- and medium-term objectives in accordance with the corporate strategy. It consists of three elements, which are tailored to the role and responsibilities of the Management Board member and can be individually influenced by the level of achievement by the Management Board member.	-	40% of the total variable compensation with 3 elements related to individual performance (1) Individual objectives (20%); (2) Individual Balanced Scorecard (10%); (3) Annual priorities (10%)
		-	Maximum target level 150%
		-	Assessment period 1 year
		-	Earliest possible disbursement in 4 tranches in Restricted Incentive Awards (cash-based) - 1, 3, 5 and 7 years after being granted
		-	Target amount for 100% achievement level: Between € 1.640 million and € 2.160 million

Long Term Award (LTA)	Within the determination of the variable compensation, the focus is on achieving long-term objectives linked to the strategy. To underline this, the Supervisory Board has set the focus on this component with a share of the LTA of 60% of the total variable target compensation. For the LTA, the Supervisory Board sets collective objectives for the members of the Management Board. An important part of the LTA is the ESG factor. Since its implementation in 2021 and further development, Deutsche Bank’s sustainability strategy has been systematically linked to the Management Board compensation	-	60% of total variable compensation with 4 group targets (1) ESG factor (20%); (2) Relative total shareholder return (15%); (3) Organic capital growth (15%); (4) Group component (10%)
		-	Maximum target level 150%
		-	Assessment period of 3 years with weightings of 60% (Financial Year (FY)), 30% (FY+1), 10% (FY+2)
		-	Disbursement in 4 tranches exclusively in Restricted Equity Awards (share-based) – earliest possible delivery after 2, 3, 4, 5 years plus a holding period in each case of 1 year after grant
		-	Target amount for 100% Achievement level: Between € 2.460 million and € 3.240 million

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Overview

Detailed information on the compensation system for members of the Management Board of Deutsche Bank AG is available on the company’s website: Compensation system for the Management Board Members from January 2021 onwards.

Composition of the target total compensation and maximum compensation

The Supervisory Board determines for each Management Board member a target (reference) total compensation on the basis of the compensation system approved by the General Meeting. It also determines, in accordance with the recommendation of the German Corporate Governance Code, what relative proportions the fixed compensation on the one hand and short-term and long-term variable compensation on the other hand have in the target total compensation. In this context, the Supervisory Board ensures in particular that the variable compensation linked to achieving long-term objectives exceeds the portion of variable compensation linked to short-term objectives.

When setting the target total compensation for each member of the Management Board, the Supervisory Board takes into account the scope and complexity of the respective Management Board member’s functional responsibility as well as the experience and length of service of the member on the Management Board. Furthermore, the compensation amounts are reviewed for their appropriateness on the basis of market data for suitable peer groups. On the basis of these criteria, the Supervisory Board set the relative percentages for the compensation components within the target total compensation as follows:

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Relative shares of the total annual target compensation allocated to the different compensation components (%)

Compensation components	Relative share of total compensation in %
Base Salary	~ 33-37%
Regular fringe benefits	~ 1%
Pension service costs / pension allowance	~ 7-9%
Short-Term Award	~ 22-23%
Long-Term Award	~ 33-34%
Reference total compensation	100%

The compensation of the Management Board members is limited (capped) in several ways (maximum compensation).

Pursuant to Section 25a (5) of the German Banking Act (Kreditwesengesetz – KWG), the ratio of fixed to variable compensation is generally limited to 1:1 (cap regulation), i.e. the amount of variable compensation must not exceed that of fixed compensation, unless the shareholders of a bank resolve to increase the ratio of fixed to variable compensation to up to 1:2. The General Meeting in May 2014 made use of this possibility and increased the ratio to 1:2.

The Supervisory Board additionally limited the maximum possible achievement levels for the short-term objectives (STA) and long-term objectives (LTA) consistently to 150% of the target variable compensation. Furthermore, it specified an additional amount limit (cap) for the aggregate amount of base salary, STA and LTA of € 9.85 million. This means that even with target achievement levels that would lead to higher compensation amounts, compensation is capped at a maximum of € 9.85 million. After the target achievement level is assessed, if the calculation should result in variable compensation or total compensation that exceeds one of the specified caps, the variable compensation is to be reduced. This is to take place through a pro rata reduction of the STA and LTA.

Target and maximum amounts of base salary and variable compensation

	2022				2021
in €	Base salary	Short-Term Award	Long-Term Award	Total compensation[1]	Total compensation[1]
CEO
Target value	3,600,000	2,160,000	3,240,000	9,000,000	9,000,000
Maximum value	3,600,000	3,240,000	4,860,000	9,850,000	9,850,000
Presidents[2,3]
Target value	3,000,000	1,760,000	2,640,000	7,400,000	7,400,000
Maximum value	3,000,000	2,640,000	3,960,000	9,600,000	9,600,000
Ordinary Board Member responsible for Corporate Bank and Investment Bank (CB & IB)[3]
Target value	2,800,000	1,680,000	2,520,000	7,000,000	6,500,000
Maximum value	2,800,000	2,520,000	3,780,000	9,100,000	8,550,000
All other Ordinary Board Members[3]
Target value	2,400,000	1,640,000	2,460,000	6,500,000	6,500,000
Maximum value	2,400,000	2,460,000	3,690,000	8,550,000	8,550,000

1 Limit the maximum total amount of basic salary and variable compensation to the upper limit set by the Supervisory Board.

2 Presidents and Ordinary Board members responsible for Private Bank (PB)/ Asset Management (AM) and Finance (CFO).

3 For further details on compensation decision, please refer to chapter "Management Board Changes and Compensation Decisions in 2022" in this report.

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In addition, in accordance with Section 87a (1) sentence 2 No. 1 of the German Stock Corporation Act, the Supervisory Board also set an upper limit for the maximum total compensation of € 12 million for each Management Board member (Maximum Compensation). The Maximum Compensation is set consistently for all Management Board members. The Maximum Compensation corresponds to the sum of all compensation components for any financial year. This comprises not only the base salary, STA and LTA, but also the fringe benefits and service costs for the company pension plan or pension allowances.

Application of the compensation system in the financial year

Fixed compensation

The fixed compensation components in the form of base salary, fringe benefits and contributions to the pension plan or pension allowances were granted in the financial year as fixed compensation and in accordance with the individual agreements in the service contracts. Due to the requirements of Section 25a (5) of the German Banking Act and in accordance with the decision of the Annual General Meeting in May 2014, the ratio of fixed to variable compensation is generally limited to 1:2 (cap rule). Therefore, when determining the amount of base salary as part of the target compensation, it must be taken into account that the variable compensation may not exceed the maximum value of 200% of the fixed compensation.

The expenses for fringe benefits and pension service costs vary in their annual amounts. Although the contribution to Deutsche Bank’s pension plan is defined consistently for all Management Board members, the amounts to be contributed by Deutsche Bank during the year in the form of pension service cost accruals vary, however, based on the length of service on the Management Board within the financial year, the age of the Management Board member and actuarial figures (additional information is provided in the section “Benefits upon regular contract termination”).

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Variable compensation

The Supervisory Board, based on the proposal of the Compensation Control Committee, determined the variable compensation for the Management Board members for the 2022 financial year. Variable compensation comprises two components, a short-term component (Short-Term Award (STA)) with a weighting of 40% and a long-term component (Long-Term Award (LTA)) with a weighting of 60% in relation to the target variable compensation.

All objectives, measurements and assessment criteria that were used for the assessment of performance for the 2022 financial year are derived from Deutsche Bank’s strategy and are in line with the compensation system approved by the General Meeting. The objectives were selected to set suitable incentives for the Management Board members, to promote the development of Deutsche Bank’s earnings and the alignment to the interests of shareholders as well as to fulfill Deutsche Bank’s social responsibility through the inclusion of sustainability aspects and climate protection. The challenging objectives reflect the Bank’s ambitions. If the objectives are not achieved, the variable compensation can be zero; in the case of over-achievement, the maximum achievement level is limited to 150% of the target value.

Balance of financial and non-financial objectives

Financial and non-financial objectives are considered in a balanced way when setting the objectives. In relation to the total variable compensation, there was a greater focus on financial objectives in the 2022 financial year, with a weighting of around 68%. Both the financial and non-financial objectives were chosen in such a way that they are quantitatively or qualitatively measurable at the end of the financial year. Around 75% of the targets are quantitatively measurable and a portion of around 25% is measured qualitatively.

Short-Term Award (STA)

The amount of the Short-Term Award for the 2022 financial year is based on the achievement level during the assessment period of the short-term individual and divisional objectives. The assessment period coincides with the financial year and is one year.

The Short-Term Award comprises the following three elements with different weightings:

  – Individual Objectives (50%)
  – Individual Balanced Scorecards (25%)
  – Annual Priorities (25%)

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For each of these components, the Supervisory Board determines the achievement level based on a clearly structured year-end assessment process at the beginning of the following year. The achievement of the three components determines the overall achievement level for each Management Board member which in turn determines the amount of the short-term component for the preceding financial year.

Determination of the cash value of the Short-Term Award

Short-Term Award (40%)
	Individual Objectives (50%)	Balanced Scorecard (25%)	Annual Priorities (25%)
Target Amount[1]	820,000 - 1,080,000	410,000 - 540,000	410,000 - 540,000
Target Achievement Level	0% - 150%	0% - 150%	0% - 150%

Overall Target Amount per STA component	0 - 1,620,000	0 - 810,000	0 - 810,000
Overall Target Amount STA		0 - 3,240,000

1 Target amount differs depending on the Management Board member’s functional responsibility. On the basis of 100%. Pro rata temporis upon joining or leaving during the year.

Individual objectives

The Supervisory Board sets personal and divisional objectives (Individual Objectives) for each member of the Management Board at the beginning of the year. The weightings of each of these objectives as well as relevant quantitatively or qualitatively measurable performance criteria for their assessment are defined as well. The objectives are chosen so that they are challenging, ambitious and sufficiently concrete in order to ensure there is an appropriate alignment of performance and compensation and that the “pay-for-performance” principle is taken into account.

The Individual Objectives are derived from the corporate strategy and foster its implementation. They are set for each Management Board member in consideration of her or his respective area of functional responsibility and the contribution of this area of functional responsibility to advancing Deutsche Bank’s overall strategy. ESG objectives such as the further development of the sustainability strategy or the promotion of measures to improve regulatory remediation are also included as individual objectives. Individual Objectives can also be defined as project or regional targets. Besides operational measures, the implementation of strategic projects and initiatives can be agreed as objectives as well, if they are directly instrumental in the implementation of the strategy, by contributing to, for example, the structure, organization and sustainable development of Deutsche Bank.

At the beginning of the 2022 financial year, between 4 and 7 Individual Objectives were set with different weightings for each Management Board member. For these objectives, the Supervisory Board has assigned clear expectations and financial and/or non-financial performance criteria at the beginning of the year, such as financial Key Performance Indicators (KPIs), achievements of milestones, Chief Executive Officer (CEO) and/or Supervisory Board feedback, stakeholder Feedback and qualitative assessments. These enable the Supervisory Board to objectively assess the performance contribution of the respective Management Board member towards the concrete execution of the objectives.

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At year-end, the determination of the achievement levels follows a pre-defined process. In a first step, all members of the Management Board perform an initial self-assessment of the achievement levels of their objectives. The self-assessed achievement levels are then discussed in conversations with the Chief Executive Officer (CEO) and the Chairman of the Compensation Control Committee. Based on the feedback from these conversations, the Compensation Control Committee prepares a proposal for the Supervisory Board for its decision. For this purpose the achievement levels are combined into an average for each Management Board member according to pre-defined weightings.

The following overview shows the objectives as well as the achievement levels as resolved on by the Supervisory Board for each Management Board member.

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Management Board Member	Weighting (in %)	Individual objectives	Achievement Level (in %)

Christian Sewing	25%	Further develop Deutsche Bank´s long-term vision & positioning	131.50%
	20%	Deliver on Deutsche Bank Group short-term strategy execution and milestones
	15%	Further evolve Deutsche Bank culture
	15%	Provide oversight to Human Resources transformation including Real Estate
	15%	Further develop Bank-wide ESG & Sustainable Banking Strategy
	10%	Strengthen positioning with key political stakeholders

James von Moltke	30%	Ensure execution of Group financial plan through Group Performance Management	126.75%
	15%	Drive development of new strategy
	15%	Drive investor and Rating Agencies engagement
	10%	Deliver Balance Sheet & Liquidity Optimization
	10%	Deliver Liquidity Remediation Program
	10%	Execute Group Finance strategy, incl. Financial & Analytics enhancement
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct.

Karl von Rohr	30%	Deliver on strategy execution for the division Private Bank incl. efficiency, growth and sustainable profitability	131.75%
	10%	Support CEO in developing new strategy and achieving Group financial targets
	15%	Ensure delivery on critical remediation activities within the area of financial crime
	20%	Support DWS strategy through oversight role
	15%	Provide oversight for Regions Germany & EMEA
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

Fabrizio Campelli	30%	Deliver on strategy execution and sustainable profitability for the divisions Corporate Bank and Investment Bank	130.00%
	20%	Improve controls and demonstrate their effectiveness to regulators for Corporate Bank and Investment Bank
	20%	Drive development of new strategy for Corporate Bank and Investment Bank
	10%	Drive stronger F2B alignment for Corporate Bank and Investment Bank
	10%	Provide oversight to Region UK and Ireland
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

Bernd Leukert	35%	Execute strategy for the division Technology, Data & Innovation (TDI) and evolve TDI priorities in line with the 25 strategy	122.00%
	20%	Technology: Continue improvement of estate
	20%	Data: Drive quality enhancements
	15%	Innovation: Drive client-centric technology approach across DB
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

Alexander von zur Mühlen	40%	Execute and evolve APAC strategy in line with the 2025 strategy	123.50%
	30%	Strengthen APAC franchise and client focus
	20%	Foster control culture and deliver on critical remediation activities within the area of financial crime for the APAC region
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

Christiana Riley	40%	US regulatory remediation and engagement including delivery on critical remediation activities within the area of financial crime for the Americas and 2022 Comprehensive Capital Analysis and Review (CCAR)	119.00%
	30%	Execute and evolve America's strategy in line with the 2025 strategy
	20%	Strengthen client engagement
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

Rebecca Short	25%	Execute transformation agenda	120.00%
	20%	Drive CRU reductions
	20%	Drive global cost reduction
	15%	Drive Procurement excellence
	10%	Support development of new strategy and financial aspiration
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

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Professor Dr. Stefan Simon	40%	Drive delivery on critical remediation activities within the area of financial crime	122.50%
	15%	Drive strategic engagement with regulatory authorities
	15%	Further drive down bank-wide litigation portfolio
	10%	Drive build out and operationalize CAO Controls Framework
	10%	Drive overhaul of CAO policy setting and implementation
	10%	Support CEO in further evolution of Deutsche Bank culture, with a focus on integrity and conduct

Olivier Vigneron	50%	Foster a strong risk-return culture and continue to strengthen the risk organization	105.00%
(Member since	20%	Strengthen Non-Financial Risk Management
May 20, 2022)	20%	Further address regulatory and internal audit findings
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

Stuart Lewis	25%	Foster a strong risk-return culture throughout the organization	121.25%
(Member until	20%	Handover to successor
May 19, 2022)	20%	Further address regulatory and internal audit findings
	15%	Continue to develop and strengthen the risk organization
	10%	Vendor Management remediation
	10%	Support CEO in further evolution of DB culture, with a focus on integrity and conduct

For the qualitative objectives, the Supervisory Board has formulated expectations and financial and/or non-financial performance criteria at the beginning of the year, which enable it to objectively assess the performance contribution of the respective Management Board members with regard to the concrete implementation of an objective for the performance year at the beginning of the following year. The degrees of achievement thus determined for the individual objectives are consolidated into an average for each Management Board member according to the weightings defined in advance. The degree of target achievement determined accordingly is multiplied by the target amount of 50% of the variable target remuneration of the STA. This results in the calculated payout amount for the component of the individual objectives.

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Pay-for-performance summary for CEO and CFO for the STA Individual objectives

Individual Balanced Scorecard

Balanced Scorecards make it possible to have an overview of key performance indicators and transform strategic objectives into operating practices through concrete actions and consequent cascading into the organization. With the Balanced Scorecards, the Bank has an appropriate tool for the steering and control of key performance indicators that can be used to check the achievement level of financial and non-financial objectives against pre-defined measurement parameters at any time and to measure them transparently for the performance year at the beginning of the following year. At the same time, the Balanced Scorecards provide an overview of the priorities of the individual divisions across the entire Group.

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Based on the functional responsibilities according to the Business Allocation Plan for the Management Board, each Management Board member is assigned at least one individual Balanced Scorecard and a maximum of 4 Balanced Scorecards. If more than one Balanced Scorecard is assigned to a Management Board member, these are weighted to each other based on the size of the activities. Four Management Board members have more than one Balanced Scorecard due to their multiple functional and/or divisional responsibilities. The table below shows the number of Balanced Scorecards and their respective weightings.

Balanced Scorecards for Management Board Members in 2022

Management Board Member	Weightings	Balanced Scorecard
Christian Sewing	60%	Group / Chairman
	40%	Human Resources / Corporate Real Estate
James von Moltke	100%	Chief Financial Office
Karl von Rohr	40%	Private Bank
	40%	Asset Management
	10%	Region Germany
	10%	Region Europe, the Middle East and Africa (EMEA)
Fabrizio Campelli	35%	Corporate Bank
	35%	Investment Bank
	20%	Corporate Bank & Investment Bank Operations and Control
	10%	Region UKI
Bernd Leukert	100%	Technology, Digitalization & Innovation
Alexander von zur Mühlen	100%	Region APAC
Christiana Riley	100%	Region Americas
Rebecca Short	50%	Chief Transformation Office including Global Procurement
	50%	Capital Release Unit
Professor Dr. Stefan Simon	100%	Chief Administrative Office
Olivier Vigneron[1]	100%	Chief Risk Office
Stuart Lewis [2]

1 Member since May 20, 2022

2 Member until May 19, 2022

The respective Management Board members’ functional responsibilities are linked with pre-defined key financial figures and non-financial targets from up to three categories. The three categories are:

A total of 56 Key Performance Indicators (KPIs) are assigned to these categories, of which a set of 8 to 21 KPIs are embedded in each individual Balanced Scorecard depending on the Management Board member`s area of functional responsibility. The methodology for the Balanced Scorecards has been further developed since their introduction in 2018 and adjusted to meet the developing focus. For example, in order to foster aspects of Environmental, Social and Governance (ESG) aspects in the compensation system, since 2021 ESG topics have been given an even greater consideration in the Balanced Scorecards and also in the Long-Term Award (LTA).

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The KPIs within the individual categories are set at the beginning of the year for each Management Board member individually along with corresponding target, thresholds and corresponding assessment parameters. In addition, a weighting is set for each category. The weightings that the individual categories have within the overall Balanced Scorecard can be up to 65% depending on the functional responsibility of the Management Board member. The KPIs of the Balanced Scorecards are measured continuously throughout the year, but the overall assessment is made at the end of the year.

The calculation logic for determining the final levels of achievement for each Management Board member is as follows:

In a first step, the achievement band of each KPI is determined. If a minimum threshold value is not reached, the achievement level for this KPI is set at zero. Once a maximum limit for a KPI has been reached, the achievement level is set at 150%. For a clear overview, the Balanced Scorecard shows if each individual KPI was fulfilled or exceeded based on the defined assessment criteria (“green”), or only achieved to less than 100% (“amber”) or not achieved (“red”).

In a second step, the achievement level for each category is calculated taking into account the assessment of the KPIs from the first step and the resulting bands applicable to the respective category. When all objectives of a category are exceeded, the achievement level for a category can be up to 150%. However, if none of the minimum threshold values of a category is met, the achievement level is 0%.

In a third step, an overall achievement level for the individual Balanced Scorecard is derived from the achievement levels of the categories and their weightings.

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Individual Chairman Balanced Scorecard for Christian Sewing 1

1 The Group/ Chairman Balanced Scorecard represents one of the two Balanced Scorecards for the CEO (Group/Chairman and Human Resources / Corporate Real Estate). The overall Balanced Scorecard achievement level is determined based on a combination of both Balanced Scorecards.

Individual CFO Balanced Scorecard for James von Moltke

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Balanced Scorecard (illustrative functioning of the internal tracking tool)

1 Resulting bands of KPI categories: Green (100-150%); Green to amber (75-125%), Green to red (50-100%), Amber to red (25%-75%), Red (0%).

If a Management Board member has more than one Balanced Scorecard, an additional fourth step is carried out to determine a final overall achievement level based on the pre-defined weightings of the Balanced Scorecards.

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Balanced Scorecard Achievement levels per Management Board Member

Management Board member	Balanced Scorecard achievement level (in %)
Christian Sewing	129.00%
James von Moltke	128.00%
Karl von Rohr	117.00%
Fabrizio Campelli	125.00%
Bernd Leukert	116.00%
Alexander von zur Mühlen	116.00%
Christiana Riley	100.00%
Rebecca Short	140.00%
Professor Dr. Stefan Simon	118.00%
Olivier Vigneron[1]	115.00%
Stuart Lewis[2]	115.00%

1 Member since May 20, 2022

2 Member until May 19, 2022

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Annual Priorities

Uniform Annual Priorities are set for all Management Board members. The Supervisory Board assesses the profitability and performance-related contributions of each Management Board member towards pre-defined focus topics for the year. These focus topics are derived from, and intended to further support, Deutsche Bank’s strategy. This component of the Short-Term Award (STA) provides the possibility to set operational focal points annually depending on the current priorities. The performance criteria to be used for the assessment can be of both a financial and non-financial nature.

For the 2022 financial year, the Supervisory Board specified the following focus topics as Annual Priorities:

  – Constructive flexible responses to events/developments occurring during the performance year
  – Key deliverables from the Balanced Scorecard that have not already been assessed under another objective

The Supervisory Board assesses how each individual member of the Management Board reacted to certain and sometimes unforeseen events and developments that occurred during the financial year, particularly from the risk management perspective. At the end of the year, the achievement level is assessed qualitatively.

Within the corporate strategy, the Supervisory Board assesses the achievement levels of Key Deliverables, such as One Bank Client Centricity, Decarbonization and Transformation Targets, Workforce Management and Optimization and Global Reporting that are related to the corporate strategy in the “Book of Work” assigned to the individual Management Board members and measured throughout the year. Each activity is in turn linked to measurement criteria, such as delivery of milestones on time versus plan, financial benefit thresholds and enhanced revenues over baseline that enable a quantitative measurement. Based on this, an individual level of achievement for the performance of each individual Management Board member can be derived at the end of the financial year.

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Annual Priorities Achievement levels per Management Board Member

Management Board Member	Weighting (in %)	Annual Priorities	Achievement Level (in %)

Christian Sewing	50%	Constructive flexible responses to events/developments occurring in 2022	145.00%
	50%	Key deliverables from the Balanced Scorecards

James von Moltke	50%	Constructive flexible responses to events/developments occurring in 2022	137.50%
	50%	Key deliverables from the Balanced Scorecards

Karl von Rohr	50%	Constructive flexible responses to events/developments occurring in 2022	137.50%
	50%	Key deliverables from the Balanced Scorecards

Fabrizio Campelli	50%	Constructive flexible responses to events/developments occurring in 2022	140.00%
	50%	Key deliverables from the Balanced Scorecards

Bernd Leukert	50%	Constructive flexible responses to events/developments occurring in 2022	130.00%
	50%	Key deliverables from the Balanced Scorecards

Alexander von zur Mühlen[1]	100%	Constructive flexible responses to events/developments occurring in 2022	122.50%

Christiana Riley	50%	Constructive flexible responses to events/developments occurring in 2022	125.00%
	50%	Key deliverables from the Balanced Scorecards

Rebecca Short	50%	Constructive flexible responses to events/developments occurring in 2022	125.00%
	50%	Key deliverables from the Balanced Scorecards

Professor Dr. Stefan Simon	50%	Constructive flexible responses to events/developments occurring in 2022	125.00%
	50%	Key deliverables from the Balanced Scorecards

Olivier Vigneron	50%	Constructive flexible responses to events/developments occurring in 2022	120.00%
(Member since May 20, 2022)	50%	Key deliverables from the Balanced Scorecards

Stuart Lewis	50%	Constructive flexible responses to events/developments occurring in 2022	122.50%
(Member until May 19, 2022)	50%	Key deliverables from the Balanced Scorecards

1 Balanced Scorecard key deliverables were not agreed for 2022.

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Pay-for-performance summary for CEO and CFO for the STA Annual Priorities

Overall achievement of the Short-Term Award

For the 2022 financial year, the following overall levels of achievement were determined for the members of the Management Board based on the level of achievement of the objectives linked to the three components defined by the Supervisory Board in the Short-Term Award:

Short-Term Award overall achievement

	Individual Achievement Level (in %)			Overall STA Achievement
	Individual Objectives (50%)	Balanced Scorecard (25%)	Annual Priorities (25%)	Achievement level (in %)	Achievement level incl. 5% reduction (in %)[1]	Achievement level (in €)
Christian Sewing	131.50%	129.00%	145.00%	134.25%	127.54%	2,754,810
James von Moltke	126.75%	128.00%	137.50%	129.75%	123.26%	2,120,115
Karl von Rohr	131.75%	117.00%	137.50%	129.50%	123.03%	2,165,240
Fabrizio Campelli	130.00%	125.00%	140.00%	131.25%	124.69%	2,053,188
Bernd Leukert	122.00%	116.00%	130.00%	122.50%	116.38%	1,908,550
Alexander von zur Mühlen	123.50%	116.00%	122.50%	121.38%	115.31%	1,891,023
Christiana Riley	119.00%	100.00%	125.00%	115.75%	109.96%	1,803,385
Rebecca Short	120.00%	140.00%	125.00%	126.25%	119.94%	1,966,975
Professor Dr. Stefan Simon	122.50%	118.00%	125.00%	122.00%	115.90%	1,900,760
Olivier Vigneron[2]	105.00%	115.00%	120.00%	111.25%	105.69%	1,064,039
Stuart Lewis[3]	121.25%	115.00%	122.50%	120.00%	114.00%	798,000

1 Reduction of the individual achievement levels for the short-term component by 5% for all Management Board members active in the financial year (see chapter “Management Board Changes and Compensation Decisions in 2022).

2 Member since May 20, 2022

3 Member until May 19, 2022, Pro-rata to the duration of the service contract until 31 May 2022.

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Long-Term Award (LTA)

When determining variable compensation, a significant focus is placed on the achievement of long-term objectives linked to Deutsche Bank’s strategy. To emphasize this, the Supervisory Board decided that the Long-Term Award (LTA) will account for 60% of the total target variable compensation. At the beginning of each financial year, the Supervisory Board specifies the collective long-term objectives for the Management Board members for the LTA. The objectives and their weightings in the LTA for 2022 are:

  – ESG Factor (33.33%)
  – Relative Total Shareholder Return of the Deutsche Bank share (25%)
  – Organic Capital Growth (25%)
  – Group Component (16.67%)

All LTA objectives are assessed over a period of three years. 60% of the target compensation for each objective is multiplied by the target level achieved in the performance year and thus makes up the largest share for that respective financial year. 30% of the applicable objective target compensation is based on the achievement level for the preceding financial year and 10% is determined based on the achievement level for the financial year before that. This results in a weighted overall achievement level for the performance year.

Assessment period of three years

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ESG

Deutsche Bank has set for itself the aim of spearheading sustainability initiatives such as decarbonization and thus contributing to a more environmentally, socially and financially well-governed economy. To link Management Board compensation closely and consistently to the Bank’s sustainability strategy, the Supervisory Board resolved to combine the Bank’s strategic sustainability targets in an Environmental, Social and Governance (ESG) component and to implement the results as one of the collective objectives within the LTA (ESG component).

The ESG component accounts for the largest portion of the LTA with a share of 33.33%. This corresponds to 20% of the total variable compensation and emphasizes the importance of the ESG agenda for Deutsche Bank. At the beginning of each financial year, the Supervisory Board sets targets as well as upper limits and lower limits for all the objectives bundled in the ESG component. The assessment of the achievement levels for the financial year takes place retrospectively. A linear calculation methodology is used to assess the achievement levels for the quantitative measurable KPIs (all except AML/KYC remediation activities) in the categories of 0% and 100%, 100% and 100% to 150%. The following table shows the target amounts, the results as of the end of the year and the resulting achievement level for the 2022 financial year:

1 The target (+ € 103 billion for the ESG KPI) for Sustainable Finance and Investment was set at the beginning of the year 2022. Gross volume growth of € 74.20 billion was offset by a negative impact of new regulatory requirements (MiFiD), resulting in € 58 billion reported at year-end 2022. However, this negative effect was not taken into account for the determination of target achievement.

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ESG overall achievement level

Year	Weighted achievement levels over 3 years
2020	10%	x	37.50%	=	3.75%
2021	30%	x	89.38%	=	26.81%
2022	60%	x	64.38%	=	38.63%

An overall achievement level for the ESG component for the 2022 financial year was calculated based on the weighted achievement levels for the seven sub-objectives and set at 64.38%. This results in a weighted overall achievement level of 69.19% for the three-year period for the portion of the LTA attributable to the ESG component.

Relative Total Shareholder Return (RTSR)

A key strategic target of the Bank is the performance of the Deutsche Bank share in comparison to the performance of the shares of its competitors (Relative Total Shareholder Return (RTSR)). The target for the RTSR for the Deutsche Bank share in comparison to selected financial institutions is intended to strengthen the sustainable performance of the Deutsche Bank share. The RTSR links the interests of the Management Board with those of shareholders. In addition, the RTSR provides a relative measurement of performance, creating an incentive to outperform the relevant peers. The total shareholder return is defined as the share price performance plus theoretically reinvested gross dividends. The RTSR is derived and calculated based on the total shareholder return of the Deutsche Bank share in relation to the average total shareholder returns of the peer group.

If the RTSR is greater than 100%, then the target achievement level increases proportionally to an upper limit of 150% of the target figure, i.e., the target achievement level increases by 1% for each percentage point above 100%. If the RTSR average is less than 100%, the target achievement level declines disproportionately. For each percentage point decline of the RTSR in the range of less than 100% and 80%, the target achievement level declines by two percentage points. For each percentage point decline of the RTSR in the range between less than 80% and 60%, the target achievement level declines by three percentage points. If the RTSR does not exceed 60% over the entire assessment period, the target achievement level is zero.

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Increase of RTSR and level of achievement

Level of achievement
150%
140%
120%
100%
80%
60%
40%
20%
0%
Increase of RTSR
20%
40%
60%
80%
100%
120%
140%
150%
160%
180%
200%
Achievement level
2020-2022
110.20%
2022
113.00%

The peer group used as the basis for calculating the RTSR is selected from among the companies with generally comparable business activities as well as a comparable size and international presence. The Supervisory Board reviews the composition of the peer group regularly. Since 2021 the peer group for the RTSR has comprised the following 11 banks: Banco Santander, Bank of America, Barclays, BNP Paribas, Citigroup, Credit Suisse, HSBC, JP Morgan Chase, Société Générale, UBS and UniCredit.

RTSR overall achievement level

Year	Weighted achievement levels over 3 years
2020	10%	x	160.00%	=	16.00%
2021	30%	x	88.00%	=	26.40%
2022	60%	x	113.00%	=	67.80%

In 2022, Deutsche Bank’s total shareholder return was higher compared to 8 out of 11 competitors in the peer group. The achievement level for the 2022 financial year came to 113%. This results in a weighted overall achievement level of 110.20% for the overall period of three years for the granting of the portion of the LTA attributable to the RTSR.

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Organic Capital Growth

Another key objective of Deutsche Bank is its growth. As an incentive for the Management Board members to promote growth, the Supervisory Board defined Organic Capital Growth on a net basis as a long-term objective for the LTA.

Organic Capital Growth is defined as the balance of the following changes (which are reported in the Consolidated Statement of Changes in Equity) occurring during the financial year, divided by total shareholders’ equity as of December 31 of the preceding financial year:

  – Total comprehensive income, net of tax
  – Coupon on additional equity components, net of tax
  – Remeasurement gains (losses) related to defined benefit pension plans, net of tax
  – Option premiums and other effects from options on Deutsche Bank shares
  – Net gains (losses) on treasury shares sold

Therefore, “inorganic” changes in equity, in particular the payment of a dividend or a capital increase, are of no relevance to the achievement of the objective.

Starting from an average Organic Capital Growth of 2.5% (lower limit), the target achievement level increases by 1% for each 0.05% of growth up to the 150% cap, which will be reached upon an Organic Capital Growth of 10% or more (upper limit cap). If capital growth does not exceed 2.5% in the assessment period, the target achievement level is zero.

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Organic Capital Growth and level of achievement

Level of achievement
150%
140%
120%
100%
80%
60%
40%
20%
0%
2.5%
5%
7.5%
10%
Organic Capital Growth
Achievement level
2020-2022 2022
63.60% 93.00%

Organic Capital Growth overall achievement level

Year	Weighted achievement levels over 3 years
2020	10%	x	0%	=	0%
2021	30%	x	26.00%	=	7.80%
2022	60%	x	93.00%	=	55.80%

Organic Capital Growth pursuant to the definition specified above developed positively in 2022 at 7.16% and thus exceeded the threshold of the lower limit of 2.5%. This results in an achievement level of 93% for 2022 and in a weighted overall achievement level of 63.60% for the overall three-year period for the portion of the LTA attributable to Organic Capital Growth.

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Group Component

Through the Group Component, the Supervisory Board links the key financial figures supporting the corporate strategy with the Management Board’s compensation and thus establishes an incentive to sustainably foster the Bank’s capital, risk, costs and earnings profile. The Group Component also provides a link to the compensation for employees, as this is an employee compensation system component.

Group Component		Target	Actuals	Achievement level
Common Equity Tier 1 capital ratio (in %)	The bank’s Common Equity Tier 1 capital, as a percentage of the risk weighted assets for credit, market and operational risk.	>= 13.00%	13.4%	80.00%
Return on tangible equity (in %)	Net income (or loss) attributable to shareholders as a percentage of average tangible shareholders’ equity. The latter is determined by deducting goodwill and other intangible assets from shareholders’ equity	8%	9.4%
Cost/Income Ratio (CIR) (in %)	Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.	70%	75%
Sustainable Finance Volume[1] (in € bn)	Volume of new financing, capital markets issuance and investments facilitated across Corporate Bank, Investment Bank and Private Bank in 2022, as defined under the ‘Sustainable Finance Framework – Deutsche Bank Group’	80.00	74.20

1 The target (+ € 80 billion for the GVC KPI) for Sustainable Finance and Investment was set at the beginning of the year 2022. Gross volume growth of € 74.20 billion was offset by a negative impact of new regulatory requirements (MiFiD), resulting in € 58 billion reported at year-end 2022. However, this negative effect was not taken into account for the determination of target achievement.

Group component overall achievement level

Year	Weighted achievement levels over 3 years
2020	10%	x	72.50%	=	7.25%
2021	30%	x	77.50%	=	23.25%
2022	60%	x	80.00%	=	48.00%

The achievement levels of all four equally weighted objectives of the Group Component was 80% in 2022. This results in a weighted overall achievement level of 78.50% for the overall three-year period for the portion of the LTA attributable to the Group Component.

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Long-Term Award overall achievement

	Achievement Levels (%)				Overall LTA Achievement
	ESG- Factor (33.33%)	RTSR (25%)	Organic Capital Growth (25%)	Group component (16.67%)	Achievement level (in %)	Achievement level (in €)
Christian Sewing	69.19%	110.20%	63.60%	78.50%	79.60%	2,578,932
James von Moltke						2,053,594
Karl von Rohr						2,101,352
Fabrizio Campelli						1,966,038
Bernd Leukert						1,958,078
Alexander von zur Mühlen						1,958,078
Christiana Riley						1,958,078
Rebecca Short						1,958,078
Professor Dr. Stefan Simon						1,958,078
Olivier Vigneron[1]	64.38%	113.00%	93.00%	80.00%	86.29%	1,303,173
Stuart Lewis[2]	69.19%	110.20%	63.60%	78.50%	79.60%	835,765

1 Member since May 20, 2022. Long-term achievement level based on 1-year assessment period as the MB member joined Deutsche Bank on 1 March 2022..

2 Member until May 19, 2022, duration of the service contract until 31 May 2022.

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Appropriateness of Management Board compensation and compliance with the set maximum compensation

The Supervisory Board regularly reviews the appropriateness of the individual compensation components as well as the amount of total compensation. The review of the appropriateness of Management Board compensation concluded that the Management Board compensation resulting from the achievement levels for the 2022 financial year is appropriate.

Horizontal appropriateness

Through the horizontal comparison, the Supervisory Board ensures that the target total compensation is appropriate in relation to the tasks and achievements of the Management Board as well as the company’s situation and is also customary in the market. In this context, the level and structure of compensation, in particular, are examined at comparable companies (peer groups). Suitable companies in consideration of Deutsche Bank’s market position (in particular with regard to business sector, size and country) are used as the basis for this comparison. The assessment of horizontal appropriateness takes place in comparison with the following three peer groups.

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Peer Group 1:

This group consists of 11 global banks with

  – a comparable business model; and
  – a comparable size (measured by balance sheet total, number of employees and market capitalization).

The 11 institutions in this Peer Group are identical to the banks used to measure the Relative Total Shareholder Return (see Chapter "Relative return on shares"). These are the following: Banco Santander, Bank of America, Barclays, BNP Paribas, Citigroup, Credit Suisse, HSBC, JP Morgan Chase, Société Générale, UBS and UniCredit.

Peer Group 2:

This group consists of 16 European banks with

  – a comparable business model; and
  – a comparable size (measured by balance sheet total, number of employees and market capitalization).

These are the following banks: Banco Bilbao Vizcaya Argentaria, Banco Santander, Barclays, BNP Paribas, BPCE, Rabobank, Crédit Agricole, Crédit Mutuel, Credit Suisse, HSBC Holdings, ING Bank, Intesa Sanpaolo, Nordea Bank, Société Générale, UBS Group and UniCredit.

Peer Group 3:

This group includes the companies of the German Stock Index (DAX).

The horizontal appropriateness of the Management Board compensation is reviewed annually by the Supervisory Board. The Supervisory Board regularly engages external compensation advisors for the review of horizontal appropriateness, while assuring itself that these advisors are independent from the Management Board and Deutsche Bank. The Supervisory Board takes the results of the review into consideration when setting the target total compensation for the Management Board members.

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Vertical appropriateness

In addition to the horizontal comparison, the Supervisory Board considers a vertical comparison, which compares the compensation of the Management Board and the compensation of the workforce. Within the vertical comparison, the Supervisory Board considers in particular, in accordance with the German Corporate Governance Code, the development of the compensation over time. This involves a comparison of the Management Board compensation and the compensation of two groups of employees. Taken into account are, on the one hand, the compensation of the senior management, which comprises the first management level below the Management Board and members of the top executive committees of the divisions, as well as of management board members of significant institutions within Deutsche Bank Group and of corresponding management board-1 level positions with management responsibility. The Management Board compensation is compared to, on the other hand, the compensation of all other employees of Deutsche Bank Group worldwide (tariff and non-tariff employees).

Compliance with the set maximum compensation (cap)

The maximum compensation limit (cap) is set at € 12 million for each Management Board member. This is based on the actual expense and/or actual disbursement of the compensation awarded for a financial year. The base salaries are fixed amounts. The expenses for fringe benefits vary from Management Board member to Management Board member in any given year. The contribution to Deutsche Bank’s pension plan or pension allowance is set at the same amount for all Management Board members. However, the amount to be recognized by the Bank during the year for Deutsche Bank’s pension service costs fluctuates based on actuarial variables. As the expense amount for the multi-year variable compensation components of the Short-Term Award (STA) and Long-Term Award (LTA) are not determined until up to seven years due to the deferral periods, compliance with the maximum compensation set for the 2022 financial year can only be conclusively reported within the framework of the Compensation Reports for the financial years up to 2030. Compliance with the maximum compensation limit as defined under Section 87a of the German Stock Corporation Act is, however, already ensured for the 2022 financial year.

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Deferrals and holding periods

The Remuneration Ordinance for Institutions (InstitutsVergV) generally stipulates a three-year assessment period for the determination of the variable compensation for Management Board members. Deutsche Bank complies with this requirement by assessing each of the objectives of the Long-Term Award (LTA) over a three-year period. If the relevant three years cannot be attributed to a member of the Management Board because the member joined the Bank only recently, the achievement level for the objectives will be determined for the period that can be attributed to the member. The deferral period for the LTA is in principle five years. If the assessment period is shorter than the prescribed minimum, the deferral period of the variable compensation to be granted is extended by the number of years missing for the minimum assessment period. The Short-Term Award (STA) has an assessment period of one year. The deferral period for the STA is in principle seven years.

The Long-Term Award (LTA) is granted in the form of a share-based instrument (Restricted Equity Awards (REAs)). The disbursement takes place over a deferral period of 5 years in 4 tranches, beginning with a tranche of 40% in year 2 after the end of the performance period and 3 tranches of 20% in years 3, 4, and 5 after the end of the performance period. After the deferral period, the REAs of each tranche are also subject to an additional holding period of one year. Accordingly, the Management Board members cannot dispose of the shares underlying the REAs until after 3 years, at the earliest, and in full until after 6 years. During the deferral and holding periods, the value of the REAs is linked to the performance of the Deutsche Bank share and is therefore tied to the long-term performance of the Bank, and thereby strengthens the alignment of the Management Board members’ incentives to Deutsche Bank’s performance.

The Short-Term Award (STA) is generally granted in the form of deferred cash compensation (Restricted Incentive Awards - RIAs). The STA is paid out in four tranches of 25% each over a total period of seven years after 1, 3, 5 and 7 years following the end of the assessment period. However, if the STA accounts for more than 50% of the total variable compensation, the portion exceeding 50% is also granted in the form of Restricted Equity Awards (REAs). This ensures that at least 50% of the total variable compensation is always granted in a share-based form in accordance with the regulatory requirements. The portion exceeding 50% is subject to the same deferral rules as the share-based compensation from the LTA.

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Instead of receiving Restricted Equity Awards (REAs) and Restricted Incentive Awards (RIAs) as described above, holders of specific functions at certain Deutsche Bank U.S. entities are required by applicable regulation to be compensated under different plans. Restricted compensation for these persons consists of restricted share awards and restricted cash awards. The recipient becomes the beneficial owner of the awards as of the Award Date and the awards are held on the recipient’s behalf. These awards are restricted for a period of time (subject to the applicable plan rules and award statements, including performance conditions and forfeiture provisions). The restriction period is aligned to the retention periods applicable to Deutsche Bank´s usual deferred awards. With regard to the Management Board members, these rules apply to Christiana Riley due to her role as CEO of Deutsche Bank USA Corp.

For the RIAs and REAs, specific forfeiture conditions apply during the deferral and holding periods (additional information is provided in the section “Backtesting, malus and clawback").

Backtesting, malus and clawback

By granting compensation components in a deferred form spread out over several years, a long-term incentive is created. In addition, the individual tranches are subject to specific forfeiture conditions until they vest.

The Supervisory Board regularly reviews whether the results achieved by the Management Board members in the past are sustainable (backtesting). If the outcome is that the achievements underlying the granting of the variable compensation were not sustainable, the awards may be partially or fully forfeited.

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Also, if the Group’s results are negative, previously granted variable compensation may be declared fully or partially forfeited during the deferral period. In addition, the awards may be fully or partially forfeited if specific solvency or liquidity conditions are not met. Furthermore, awards may be forfeited in whole or in part in the event of individual misconduct (including breaches of regulations), dismissal for cause or negative individual contributions to performance (malus).

In addition, the contracts of the Management Board members also enable the Supervisory Board to reclaim already paid or delivered compensation components due to certain individual negative performance contributions by the Management Board member (clawback) in accordance with the provisions pursuant to Sections 18 (5) and 20 (6) of the Remuneration Ordinance for Institutions (InstitutsVergV). The clawback is possible for the entire variable compensation for a financial year until the end of two years after the end of the deferral period of the last tranche of the compensation elements awarded on a deferred basis for the respective financial year.

The Supervisory Board regularly reviews in due time before the respective due dates the possibility of a full or partial forfeiture (malus) or reclaiming (clawback) of the Management Board members’ variable compensation components. There was no forfeiture or clawback of awards in 2022.

Information on shares and fulfilling the share ownership obligation (Shareholding Guidelines)

All members of the Management Board are required to acquire a significant amount of Deutsche Bank shares and to hold them on a long-term basis. This requirement is meant to foster the identification of the Management Board members with Deutsche Bank and its shareholders and to ensure a long-term link to the development of the Deutsche Bank’s business.

For the Chief Executive Officer, the number of shares to be held is equivalent to 200% of his annual gross base salary, and for the other Management Board members, 100% of their annual gross base salary. The requirements of the shareholding obligation must first be fulfilled as of the date on which the share-based variable compensation that has been granted to the Management Board member since his or her appointment to the Management Board (waiting period) in total corresponds to 1.33 times the shareholding obligation. Compliance with the requirements is reviewed semi-annually. If the required number of shares is not met, the Management Board members must correct any deficiencies by the next review.

In the context of granting variable compensation, the Supervisory Board can resolve on an individual basis that not only the Long-Term Award (LTA) but also parts of the Short-Term Award (STA) or the STA as a whole may be awarded in shares until the shareholding obligation is fulfilled. This is intended to ensure faster compliance with the shareholding obligation.

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Members of the Management Board

The following table shows the number of outstanding share awards of the current Management Board members as of February 11, 2022 and February 10, 2023 as well as the number of share awards newly granted, delivered or forfeited in this period.

Members of the Management Board	Balance as of Feb 11, 2022	Granted	Delivered	Forfeited	Balance as of Feb 10, 2023
Christian Sewing	693,230	202,143	–	–	895,373
James von Moltke	564,465	153,123	–	–	717,588
Karl von Rohr	519,839	160,670	–	–	680,509
Fabrizio Campelli	338,899	149,265	32,994	–	455,170
Bernd Leukert	151,300	147,039	3,037	–	295,302
Alexander von zur Mühlen	278,282	145,900	46,275	–	377,906
Christiana Riley	248,345	147,092 [1]	102,810 [2]	–	292,627 [3]
Rebecca Short	92,754	106,028 [4]	26,517	–	172,265
Professor Dr. Stefan Simon	149,373	145,979	29,574	–	265,778
Olivier Vigneron[5]	–	–	–	–	130,539

1 Under the underlying plan, the 147,092 restricted shares originally granted were taxed at the time of grant, with 74,278 shares remaining on an after-tax basis. We refer to the corresponding presentation in the chapter "Deferral and retention periods".

2 Included are 72,814 share awards delivered to cover the amount of tax due under the underlying plan (see footnote 1).

3 Includes a net number of 74,278 share entitlements under the underlying plan (see footnote 1).

4 Includes 8,020 shares granted in 2022 for her pre-Board role.

5 Member since 20 May 2022.

The table below shows the total number of Deutsche Bank shares held by the incumbent Management Board members as of the reporting dates February 11, 2022, and February 10, 2023 as well as the number of share-based awards and the fulfillment level for the shareholding obligation.

		as of February 10, 2023
Members of the Management Board	Number of Deutsche Bank shares (in Units) as of Feb 11, 2022	Number of Deutsche Bank shares (in Units)	Restricted Equity Award(s)/ Outstanding Equity Units (deferred with additional retention period) (in Units)	thereof 75% of Restricted Equity Award(s)/ Outstanding Equity Units chargeable to share obligation (deferred with additional retention period) (in Units)	Total value of Deutsche Bank shares and Restricted Equity Award(s)/ Outstanding Equity Units chargeable to share obligation (in Units)	Share retention obligation must be fulfilled Yes / No	Level of required shareholding obligation (in Units)[1]	Fulfillment ratio (in %)
Christian Sewing	192,000	222,171	895,373	671,530	893,701	No	635,257	141%
James von Moltke	74,753	74,753	717,588	538,191	612,944	Yes	264,690	232%
Karl von Rohr	30,058	30,058	680,509	510,382	540,440	Yes	264,690	204%
Fabrizio Campelli	132,010	149,473	455,170	341,377	490,850	No	247,044	199%
Bernd Leukert	7,882	9,477	295,302	221,477	230,954	Yes	211,752	109%
Alexander von zur Mühlen	320,829	359,655	377,906	283,430	643,085	No	211,752	304%
Christiana Riley	82,504	100,620	292,627	219,470	320,090	Yes	211,752	151%
Rebecca Short	36,451	51,299	172,265	129,199	180,498	No	211,752	85%
Prof. Dr. Stefan Simon	0	0	265,778	199,334	199,334	No	211,752	94%
Olivier Vigneron[2]	–	0	130,539	97,904	97,904	No	211,752	46%
Total	876,487	997,506	4,283,058	3,212,294	4,209,800

1 The calculation of the total value of the Deutsche Bank shares and share awards / outstanding shares eligible for the shareholding requirements is based on the share price € 11.338 (Xetra closing price on February 10, 2023).

2 Member since May 20, 2022.

All Management Board members fulfilled the shareholding obligations in 2022 or are currently in the waiting period.

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The Chairman of the Management Board, Mr. Sewing, voluntarily committed to invest 15% of his monthly net salary in Deutsche Bank shares from September 2019 until the end of December 2022. In each case, purchases take place on the 22nd day of each month or on the following trading day.

Benefits as of the end of the mandate

Benefits upon regular contract termination

The Supervisory Board allocates an entitlement to pension plan benefits to the Management Board members. These entitlements involve a pension plan with predefined contributions. Under this pension plan, a personal pension account is set up for each participating member of the Management Board with effect from the start of office as a Management Board member.

The members of the Management Board, including the Management Board Chairman, receive a uniform, contractually defined, fixed annual contribution amount of € 650,000. The contribution accrues interest that is credited in advance and determined by means of an age-related factor, up to the age of 60. For entitlements from a first-time or renewed appointment starting from the 2021 financial year, interest accrues at an average rate of 2% per annum, for legacy entitlements 4%. From the age of 61 onwards, an additional contribution equal to the amount resulting from applying the above interest rate to the balance of the pension account as of December 31 of the previous year will be credited to the pension account. The annual contributions, taken together, form the pension capital amount available to pay the future pension benefits upon the occurrence of a pension event (retirement age, disability or death). The pension account balance is vested from the start.

If a Management Board member is subject to non-German income tax, the granting of an annual pension cash allowance of € 650,000 may be selected as an alternative to the pension plan entitlement. This is subject to the precondition that receiving the customary pension plan contributions entails not insignificant tax-related disadvantages for the Management Board member compared to receiving a pension allowance. This option can be exercised once and from then on applies to the entire term of office of the Management Board member.

The following table shows the annual contributions, the interest credits, the account balances and the annual service costs for the years 2022 and 2021 as well as the corresponding defined benefit obligations for each member of the Management Board in office in 2022 as of December 31, 2021 and December 31,2022. The different balances are attributable to the different lengths of service on the Management Board, the respective age-related factors, and the different contribution rates.

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Members of the Management Board	Annual contribution, in the year		Interest credit, in the year		Account balance, end of year		Service cost (IFRS), in the year		Present value of the defined benefit obligation (IFRS), end of year
in €	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
Christian Sewing	760,500	773,500	0	0	7,276,500	6,516,000	529,109	701,494	5,422,875	6,263,328
James von Moltke	845,000	871,000	0	0	5,034,250	4,189,250	638,068	820,820	3,945,284	4,095,605
Karl von Rohr	728,000	754,000	0	0	5,449,001	4,721,001	652,035	772,131	4,864,821	4,866,754
Fabrizio Campelli	946,836	1,007,500	0	0	3,181,754	2,234,918	605,376	906,767	2,148,218	2,091,609
Bernd Leukert	786,500	812,500	0	0	2,734,334	1,947,834	637,939	785,526	2,317,651	1,957,432
Alexander von zur Mühlen[1]	0	0	0	0	0	0	0	0	0	0
Christiana Riley[1]	0	0	0	0	0	0	0	0	0	0
Rebecca Short	819,000	554,668	0	0	1,373,668	554,668	475,091	476,303	826,548	496,829
Prof. Dr. Stefan Simon	845,000	871,000	0	0	3,009,501	2,164,501	629,482	824,015	2,311,957	2,128,664
Olivier Vigneron[2]	644,584	0	0	0	644,584	0	423,955	0	446,932	0
Stuart Lewis[3]	303,335	754,000	0	0	6,715,273	6,411,938	258,440	756,618	6,115,579	6,919,079

1 The Management Board member receives a pension allowance, which is shown in the chapter "Compensation granted and owed (inflow table)”.

2 Member since May 20, 2022

3 Member until May 19, 2022

Benefits upon early termination

The Management Board members are in principle entitled to receive a severance payment upon an early termination of their appointment, provided the Bank is not entitled to revoke the appointment or give notice under the contractual agreement for cause. In accordance with the recommendation of the German Corporate Governance Code, the severance payment amounts to up to a maximum of two times the annual compensation at the maximum and must not exceed the amount that would be payable as compensation for the remaining term of the service contract. The calculation of the severance payment is based on the annual compensation for the previous financial year and, if applicable, on the expected annual compensation for the current financial year. The severance payment is determined and granted in accordance with the statutory and regulatory requirements, in particular with the provisions of the Remuneration Ordinance for Institutions (InstitutsVergV).

In the event of a change of control, Management Board members have a special right to termination of their service contract. However, in such case, there is no entitlement to a severance payment.

Other service contract provisions

Term of the service contract

The term of the Management Board service contracts is linked to the duration of the appointment and is a maximum of five years in accordance with Section 84 of the German Stock Corporation Act. The Supervisory Board shall decide at an early stage, no later than six months before the expiry of the appointment period, on a renewed appointment. In the case of the Management Board member’s reappointment, the service contract is extended for the duration of a renewed appointment.

For first-time appointments, a contract term of three years is not to be exceeded. The Management Board service contract ends automatically with the expiry of the appointment period without requiring the express notice of termination.

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General Meeting 2023

Reduction of base salary regarding compensation from other mandates

The service contracts of the Management Board members contain an obligation of the members to ensure that they will not receive any compensation to which they would otherwise be entitled in their capacity as a member of any corporate body, in particular a supervisory board, advisory board or similar body of any group entity of the Bank pursuant to Section 18 of the German Stock Corporation Act. Accordingly, Management Board members do not receive any compensation for mandates on boards of Deutsche Bank subsidiaries.

A Management Board member’s base salary will be reduced in an amount equal to 50% of the compensation from a mandate – in particular supervisory board or advisory board mandates – at a company that does not belong to Deutsche Bank Group. There is no such deduction of any compensation that does not exceed € 100,000 per mandate and calendar year.

In the 2022 financial year, the base salary of one member of the Management Board was reduced by the amount of the compensation from one mandate at a company that does not belong to Deutsche Bank Group, since the compensation exceeded the threshold amount.

Post-contractual non-compete clause

After leaving the Management Board, the members are as a general rule subject to a one-year non-compete clause. During the non-compete period, Deutsche Bank pays the Management Board member compensation (waiting allowance “Karenzentschädigung”) amounting to 65% of his or her annual base salary. The waiting allowance shall be credited against any claim for severance pay. In addition, the waiting allowance will be reduced by any income that the Management Board member earns during the non-compete period from self-employed, salaried or other paid activities that are not subject to the non-compete clause. Deutsche Bank may waive a Management Board member’s compliance with the post-contractual non-compete clause. From the date of the waiver, if and when such waiver is granted, Deutsche Bank’s obligation to pay the waiting allowance (“Karenzentschädigung”) ends.

Stuart Lewis left the Management Board with effect of the end of May 19th, 2022. The Service Contract was terminated amicably with effect as of the end of the May 31st, 2022. As foreseen and In line with his service contract, compensation for a post-contractual non-compete clause (“Karenzentschädigung”) in the amount of € 1,820,000 corresponding to 65% of his fixed base salary p.a. was agreed. The post-contractual non-compete clause applies from June 1st, 2022 until May 31st, 2023 in the scope set forth of the Service Contract.

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Deviations from the compensation system

There were no deviations from the compensation system in the 2022 financial year.

Management Board compensation 2022

Current Management Board members

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General Meeting 2023

Total compensation 2022

The Supervisory Board determined the aforementioned compensation on an individual basis for 2022 and 2021 as follows:

	2022						2021
in €	Base salary[1]	Short Term Award	Long Term Award	Total compensation	Target Total compensation	Ratio to Target	Total compensation
Christian Sewing	3,600,000	2,754,810	2,578,932	8,933,742	9,000,000	99%	8,812,448
James von Moltke	2,900,000	2,120,115	2,053,594	7,073,709	7,200,000	98%	6,748,426
Karl von Rohr	3,000,000	2,165,240	2,101,352	7,266,592	7,400,000	98%	7,143,047
Fabrizio Campelli	2,466,667	2,053,188	1,966,038	6,485,893	6,583,334	99%	6,248,949
Bernd Leukert	2,400,000	1,908,550	1,958,078	6,266,628	6,500,000	96%	6,191,549
Alexander von zur Mühlen	2,400,000	1,891,023	1,958,078	6,249,101	6,500,000	96%	6,162,166
Christiana Riley	2,400,000	1,803,385	1,958,078	6,161,463	6,500,000	95%	6,192,916
Rebecca Short	2,400,000	1,966,975	1,958,078	6,325,053	6,500,000	97%	4,127,244
Professor Dr. Stefan Simon	2,400,000	1,900,760	1,958,078	6,258,838	6,500,000	96%	6,164,216
Olivier Vigneron[2]	1,473,333	1,064,039	1,303,173	3,840,545	3,990,278	96%	–
Stuart Lewis[3]	1,166,667	798,000	835,765	2,800,432	2,916,667	96%	6,728,126
Total	26,606,667	20,426,085	20,629,244	67,661,996	69,590,279	97%	64,519,087

1 In the column "Basic salary", the target values set by the Supervisory Board are shown in EUR for reasons of comparability. The actual inflow differs from this target value for Management Board members Alexander von zur Mühlen and Christiana Riley due to currency fluctuations and for Bernd Leukert due to the offsetting of compensation from mandates. The inflow is shown in the chapter " Compensation granted and owed (inflow table).

2 Member since May 20, 2022.

3 Member until May 19, 2022. Pro-rata to the duration of the service contract until 31 May 2022.

The number of share awards granted to the members of the Management Board in the form of Restricted Equity Awards (REA) in 2023 for the 2022 financial year was calculated by dividing the respective amounts in euro by the higher of either the average Xetra closing price of the Deutsche Bank share during the last ten trading days in February 2023 or the Xetra closing price on February 28, 2023 (€ 11.800).

Members of the Management Board	Restricted Equity Award(s) (deferred with additional retention period) (in Units)[1]
Christian Sewing	226,006
James von Moltke	176,852
Karl von Rohr	180,788
Fabrizio Campelli	170,306
Bernd Leukert	165,939
Alexander von zur Mühlen	165,939
Christiana Riley	165,939
Rebecca Short	166,316
Prof. Dr. Stefan Simon	165,939
Olivier Vigneron[2]	110,438
Stuart Lewis[3]	70,828
Total	1,765,289

1 The Restricted Equity Awards are commercially rounded for presentation purposes.

2 Member since May 20, 2022.

3 Member until May 19, 2022

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General Meeting 2023

Granted and owed compensation (inflow table)

The following table shows the compensation paid and owed in the 2022 and 2021 financial years to incumbent members of the Management Board in the 2021 financial year, pursuant to Section 162 (1) sentence 1 of the German Stock Corporation Act. This involves the compensation components that were either actually paid or delivered to the individual Management Board members within the reporting period (“paid”) or were already legally due during the reporting period but not yet delivered (“owed”).

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Besides the compensation amounts, the table additionally shows the relative proportions of fixed and variable compensation within the total compensation pursuant to Section 162 (1) sentence 2 of the German Stock Corporation Act.

	Christian Sewing				James von Moltke
	2022		2021		2022		2021
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	3,600	82%	3,600	93%	2,900 [2]	77%	2,800	70%
Pension allowance	0	0%	0	0%	0	0%	0	0%
Fringe benefits	216	5%	(8.0)[1]	0%	84	2%	52	1%
Total fixed compensation	3,816	87%	3,592	93%	2,984	79%	2,852	71%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Buyout	0	0%	0	0%	0	0%	140	3%
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	67	2%	67	2%
2019 Restricted Incentive Award for 2018	232	5%	232	6%	169	4%	169	4%
2020 Restricted Incentive Award for 2019	43	1%	43	1%	43	1%	43	1%
2021 Restricted Incentive Award for 2020	304	7%	0	0%	213	6%	0	0%
thereof Equity Awards:
2017 Restricted Equity Award: Buyout	0	0%	0	0%	0	0%	124	3%
2015 DB Equity Plan for 2014	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	308 [3]	8%	616 [3]	15%
Total variable compensation	579	13%	275	7%	799	21%	1,157	29%
Total compensation	4,394	100%	3,867	100%	3,783	100%	4,009	100%

1 Due to the economic participation in the costs of a company car provided, which exceeds the amount of the other fringe benefits, a negative balance is to be shown for the financial year 2021.

2 For further details on compensation decision, please refer to chapter "Management Board Changes and Compensation Decisions in 2022" in this report.

3 The variable fringe benefits represent a housing allowance which was granted until June 30, 2022.

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	Karl von Rohr				Fabrizio Campelli
	2022		2021		2022		2021
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	3,000	87%	3,000	93%	2,467 [1]	90%	2,400	99%
Pension allowance	0	0%	0	0%	0	0%	0	0%
Fringe benefits	8	0%	24	1%	57	2%	12	0%
Total fixed compensation	3,008	87%	3,024	93%	2,524	92%	2,412	100%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Buyout	0	0%	0	0%	0	0%	0	0%
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	0	0%
2019 Restricted Incentive Award for 2018	169	5%	169	5%	0	0%	0	0%
2020 Restricted Incentive Award for 2019	43	1%	43	1%	7	0%	7	0%
2021 Restricted Incentive Award for 2020	224	5%	0	0%	213	6%	0	0%
thereof Equity Awards:
2017 Restricted Equity Award: Buyout	0	0%	0	0%	0	0%	0	0%
2015 DB Equity Plan for 2014	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	0	0%
Total variable compensation	435	13%	211	7%	220	8%	7	0%
Total compensation	3,444	100%	3,235	100%	2,744	100%	2,420	100%

1 For further details on compensation decision, please refer to chapter "Management Board Changes and Compensation Decisions in 2022" in this report.

	Bernd Leukert				Alexander von zur Mühlen
	2022		2021		2022		2021
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,397 [1]	92%	2,394 [1]	99%	2,567 [2]	75%	2,345 [2]	74%
Pension allowance	0	0%	0	0%	650	19%	650	21%
Fringe benefits	8	0%	25	1%	121	4%	64	2%
Total fixed compensation	2,404	93%	2,419	100%	3,338	98%	3,059	97%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Buyout	0	0%	0	0%	0	0%	0	0%
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	0	0%
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	0	0%
2020 Restricted Incentive Award for 2019	0	0%	0	0%	0	0%	0	0%
2021 Restricted Incentive Award for 2020	188	4%	0	0%	74	2%	0	0%
thereof Equity Awards:
2017 Restricted Equity Award: Buyout	0	0%	0	0%	0	0%	0	0%
2015 DB Equity Plan for 2014	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	98	3%
Total variable compensation	188	7%	0	0%	74	2%	98	3%
Total compensation	2,593	100%	2,419	100%	3,412	100%	3,157	100%

1 The fixed compensation shown includes the crediting of compensation from mandates.

2 As the fixed compensation is granted in local currency, it is subject to FX-rate changes.

Deutsche Bank	Notice
General Meeting 2023

	Christiana Riley				Rebecca Short
	2022		2021		2022		2021
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,612 [1]	72%	2,328 [1]	76%	2,400	99%	1,600	100%
Pension allowance	650	18%	650	21%	0	0%	-	0%
Fringe benefits	204	6%	85	3%	36	1%	6	0%
Total fixed compensation	3,466	95%	3,063	99%	2,436	100%	1,606	100%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Buyout	0	0%	0	0%	0	0%	0	0%
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	0	0%
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	0	0%
2020 Restricted Incentive Award for 2019	0	0%	0	0%	0	0%	0	0%
2021 Restricted Incentive Award for 2020	186	4%	0	0%	0	0%	0	0%
thereof Equity Awards:
2017 Restricted Equity Award: Buyout	0	0%	0	0%	0	0%	0	0%
2015 DB Equity Plan for 2014	0	0%	0	0%	0	0%	0	0%
Fringe benefits	1	0%	17	1%	0	0%	0	0%
Total variable compensation	187	5%	17	1%	0	0%	0	0%
Total compensation	3,653	100%	3,079	100%	2,436	100%	1,606	100%
	0	0	0	0	[0]	[0]	[0]	[0]

1 As the fixed compensation is granted in local currency, it is subject to FX-rate changes.

	Professor Dr. Stefan Simon				Olivier Vigneron (Member since May 20, 2022)
	2022		2021		2022		2021
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,400	96%	2,400	98%	1,473	98%	–	–
Pension allowance	0	0%	0	0%	0	0%	–	–
Fringe benefits	10	0%	46	2%	35	2%	–	–
Total fixed compensation	2,410	97%	2,446	100%	1,508	100%	–	–
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Buyout	0	0%	0	0%	0	0%	–	–
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	–	–
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	–	–
2020 Restricted Incentive Award for 2019	0	0%	0	0%	0	0%	–	–
2021 Restricted Incentive Award for 2020	78	2%	0	0%	0	0%	–	–
thereof Equity Awards:
2017 Restricted Equity Award: Buyout	0	0%	0	0%	0	0%	–	–
2015 DB Equity Plan for 2014	0	0%	0	0%	0	0%	–	–
Fringe benefits	0	0%	0	0%	0	0%	–	–
Total variable compensation	78	3%	0	0%	0	0%	–	–
Total compensation	2,488	100%	2,446	100%	1,508	100%	–	–

Deutsche Bank	Notice
General Meeting 2023

	Stuart Lewis (Member until May 19, 2022)
	2022		2021
	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	1,167	44%	2,800	91%
Non-compete payment	1,062	40%	0	0%
Pension allowance	0	0%	0	0%
Fringe benefits	32	1%	80	3%
Total fixed compensation	2,260	85%	2,880	94%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Buyout	0	0%	0	0%
2017 Restricted Incentive Award: Sign On	0	0%	0	0%
2019 Restricted Incentive Award for 2018	156	6%	156	5%
2020 Restricted Incentive Award for 2019	43	2%	43	1%
2021 Restricted Incentive Award for 2020	188	4%	0	0%
thereof Equity Awards:
2017 Restricted Equity Award: Buyout	0	0%	0	0%
2015 DB Equity Plan for 2014	0	0%	0	0%
Fringe benefits	0	0%	0	0%
Total variable compensation	387	15%	199	6%
Total compensation	2,648	100%	3,079	100%

With respect to the deferred compensation components of previous years approved in the reporting year, the Supervisory Board confirmed that the respective performance conditions were met.

Former members of the Management Board

Granted and owed compensation (inflow table)

The following table shows the compensation paid and owed to the former members of the Management Board in the 2022 financial year pursuant to Section 162 (1) sentence 1 of the German Stock Corporation Act. This involves the compensation components that were either actually delivered to the former Management Board members within the reporting period (“paid”) or were already legally due during the reporting period but not yet delivered (“owed”). Pursuant to Section 162 (5) of the German Stock Corporation Act, no personal data is provided on former members of the Management Board who ended their work for the Management Board before December 31, 2012.

Deutsche Bank	Notice
General Meeting 2023

	Frank Kuhnke Member until April 30, 2021		Werner Steinmüller Member until July 31, 2020		Sylvie Matherat Member until July 31, 2019		Garth Ritchie Member until July 31, 2019
	2022		2022		2022		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Non-Compete payment	520	32%	0	0%	0	0%	0	0%
Deferred variable compensation
Restricted Incentive Awards	212	13%	283	100%	132	99%	268	100%
Equity Awards	894	55%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	2	1%	0	0%
Pension benefits	0	0%	0	0%	0	0%	0	0%
Total compensation	1,626	100%	283	100%	134	100%	268	100%

Deutsche Bank	Notice
General Meeting 2023

	Nicolas Moreau Member until Dec 31, 2018
	2022
	DB AG	DWS Management GmbH	Overall
	in € t.	in € t.	in € t.	in %
Deferred variable compensation
Restricted Incentive Awards	79	90	169	53%
Equity Awards[1]	0	126	126	40%
Fringe benefits	21	0	21	7%
Pension benefits	0	0	0	0%
Total compensation	101	216	317	100%

1 The equity awards shown are share-based instruments granted by DWS Management GmbH. Details of these instruments can be found in the DWS Annual Report.

	Frank Strauß Member until July 31, 2019		Kimberly Hammonds[1] Member until May 24, 2018		Dr. Marcus Schenck Member until May 24, 2018		John Cryan Member until April 8, 2018
	2022		2022		2022		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Deferred variable compensation
Restricted Incentive Awards	326	100%	52	73%	65	100%	47	100%
Equity Awards	0	0%	20	28%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	0	0%
Pension benefits	0	0%	0	0%	0	0%	0	0%
Total compensation	326	100%	71	100%	65	100%	47	100%

1 Kimberly Hammonds passed away in 2022, therefore there will be no disclosure within the table “Granted and owed” from the Compensation Report 2023 and onwards.

	Hermann-Josef Lamberti Member until May 31, 2012		Josef Ackermann Member until May 31, 2012
	2022		2022
	in € t.	in %	in € t.	in %
Deferred variable compensation
Restricted Incentive Awards	0	0%	0	0%
Equity Awards	0	0%	0	0%
Fringe benefits	0	0%	0	0%
Pension benefits	1,492	100%	959	100%
Total compensation	1,492	100%	959	100%

Deutsche Bank	Notice
General Meeting 2023

Outlook for the 2023 financial year

Total target compensation and maximum compensation

The total target compensation for 2023 will in principle remain unchanged compared to the total target compensation in force or adjusted in 2022.

The limits on compensation for the members of the Management Board remain unchanged versus the 2022 financial year. This means that the maximum possible achievement level for variable compensation amounts to 150%, and there is a cap at € 9.85 million that limits the sum of base salary, STA and LTA. In addition, in accordance with Section 87a (1) sentence 2 No. 1 of the German Stock Corporation Act (AktG), the limit set for total compensation is maintained unchanged at € 12 million uniformly for all members of the Management board as the maximum cap based on the financial year.

2023 objective structure and targets

The current compensation system works well and produces the right results. However, the system is perceived as very complex. For this reason, the Compensation Control Committee discussed in several meetings options to simplify the compensation structures without substantially changing the system itself. Therefore, the objective structure will continue to be in line with the compensation system approved by the General Meeting in 2021. However, appropriate adjustments were made in order to reduce the overall complexity of the system from the 2023 financial year onwards.

Short-Term Award (STA)

Generally unchanged from 2022, the amount of the Short-Term Award (STA) for the 2023 financial year will continue to be 40% of the total target variable compensation and is based on the individual achievement level of the short and medium-term individual as well as divisional objectives.

In 2022, the Short-Term Award consisted of three compensation components. From 2023 on the component "annual priorities" will be eliminated as a separate compensation component and its two objectives will be allocated to the remaining two components. The non-financial objective with a weighting to 5% is allocated to the "Individual Objectives" component and the financial objective with a weighting of 5% will be allocated to the "Balanced Scorecard" component.

Deutsche Bank	Notice
General Meeting 2023

From 2023, the STA components are:

  – Individual objectives (25%): 3 to 4 individual or divisional objectives and one additional non-financial “behavior objective”
  – Balanced Scorecards (15%): Individual and divisional/regional dashboards and Key Deliverables

The specific objectives of the Short-Term Award for 2023 will be disclosed retrospectively in the 2023 Compensation Report.

Long-Term Award (LTA)

The Long-Term Award (LTA) will continue to be 60% of the total target variable compensation and consists of collective long-term objectives linked to the Bank´s strategy.

Deutsche Bank	Notice
General Meeting 2023

In 2022, the Long-Term Award consisted of four compensation components. The components “ESG” and “Relative Total Shareholder Return” remain with unchanged weightings in 2023. The components “Organic Capital Growth” and “Group Component” will be combined into “Group Financials" weighting 25%; since the Organic Capital Growth and RoTE accurately reflect the capital increase, the Organic Capital Growth is removed as a separate objective.

From 2023, the LTA components are:

  – ESG Component (20%)
  – Relative Total Shareholder Return (15%)
  – Group Financials (CET1, RoTE and CIR) (25%)

On balance, these changes are improvements which simplify the compensation structure. They increase the emphasis on individual goals while preserving the consistency of the overall structure.

ESG

In order to constantly align our compensation system with our sustainability strategy, the ESG Component including its assessment and evaluation criteria, has been revised and adjusted with a clear focus on the reduction of greenhouse gas emissions, regarding our own operations and furthermore, guiding our clients on their path to net zero. The remaining KPIs are kept unchanged to enable a long-term comparison and consistent assessment measurement.

Deutsche Bank	Notice
General Meeting 2023

The objectives of the ESG for the financial year 2023 are the following:

ESG			Lower Limit (0%)	Target (100%)	Upper Limit (150%)	2023 Relative weight
Environ-ment	Sustainable Finance	Increase in business with sustainable financing and investments[1]	€ 265 bn	€ 315 bn	€ 365 bn	12.5%
		Drive climate risk management – Publicly disclose detailed Net Zero Transition plan and set reduction targets for further carbon intense industry sectors by year end 2023 to align with NZBA commitment	Completion of target setting for 2 or less relevant key sectors.	Completion of target setting for 4 relevant key sectors.	Completion of target setting for further 8 (all) NZBA recommended relevant key sectors	12.5%
	Own Operations	Total building/ energy consumption (kwh/squaremeter) vs. YE 2019	-17%	-21%	-23%	5%
Social		Employee Feedback Culture (latest survey result)	72%	75%	78%	5%
		Gender Diversity (VP/D/MD)	31%	31.8%	32.3%	10%
Governance		Control Risk Management Grade (Assessment & Group Audit Risk/Control Culture Grade) – annual average	1.5	3	5	15%
		AML / KYC Remediation Achtivities	0%	100%	150%	40%
						100%

1 The target value is an increase of € 100 billion compared to the previous year, based on a cumulative total volume of € 215 billion at the end of 2022.

The targets for the Relative Total Shareholder Return in relation to the average share returns of a selected peer group remain unchanged in 2023.

The “Financial Group Objectives” component contains important financial indicators, which are communicated as the Bank’s strategic objectives and constitute appropriate control instruments for the Bank. For 2023, these targets are the “Core capital ratio (CET1 ratio)”, the “Return on tangible equity (RoTE)” and the “cost/income ratio (CIR)”. In 2022, all three targets were already part of the Group Component.

Deutsche Bank	Notice
General Meeting 2023

Compensation of members of the Supervisory Board

Supervisory Board compensation is regulated in Section 14 of the Articles of Association, which can be amended by the General Meeting if necessary. The compensation provisions redesigned in 2013 were last amended by resolution of the General Meeting on May 19, 2022, and became effective on July 20, 2022. Accordingly, the following provisions apply:

The members of the Supervisory Board receive fixed annual compensation (“Supervisory Board Compensation”). The annual base compensation amounts to € 100,000 for each Supervisory Board member. The Supervisory Board Chairman receives twice that amount and the Deputy Chairpersons one and a half times that amount.

Members and chairs of the committees of the Supervisory Board are paid additional fixed annual compensation as follows:

	Dec 31, 2022
Committee in €	Chair	Member
Audit Committee	200,000	100,000
Risk Committee	200,000	100,000
Nomination Committee	100,000	50,000
Mediation Committee	0	0
Regulatory Oversight Committee[1]	200,000	100,000
Chairman’s Committee	100,000	50,000
Compensation Control Committee	100,000	50,000
Strategy and Sustainability Committee[1]	100,000	50,000
Technology, Data and Innovation Committee	200,000	100,000

1 On 28 July 2022, the Supervisory Board resolved that the Integrity Committee is renamed as the Regulatory Oversight Committee in order to make the focal point of its tasks more clear externally. For the same reason, the Supervisory Board resolved on 15 December 2022 that the Strategy Committee is renamed as the Strategy and Sustainability Committee.

75% of the compensation determined is disbursed to each Supervisory Board member after submitting invoices within the first three month of the following year. The other 25% is converted by the company at the same time into company shares based on the average closing price on the Frankfurt Stock Exchange (Xetra or successor system) during the last ten trading days of the preceding January, calculated to three digits after the decimal point. The share value of this number of shares is paid to the respective Supervisory Board member in February of the year following his departure from the Supervisory Board or the expiration of his term of office, based on the average closing price on the Frankfurt Stock Exchange (Xetra or successor system) during the last ten trading days of the preceding January, provided that the member does not leave the Supervisory Board due to important cause which would have justified dismissal (forfeiture regulation).

In case of a change in Supervisory Board membership during the year, compensation for the financial year will be paid on a pro rata basis, rounded up/down to full months. For the year of departure, the entire compensation is paid in cash; a forfeiture regulation applies to 25% of the compensation for that financial year.

Deutsche Bank	Notice
General Meeting 2023

The company reimburses the Supervisory Board members for the cash expenses they incur in the performance of their office, including any value added tax (VAT) on their compensation and reimbursements of expenses. Furthermore, any employer contributions to social security schemes that may be applicable under foreign law to the performance of their Supervisory Board work shall be paid for each Supervisory Board member affected. Finally, the Supervisory Board Chairman will be reimbursed appropriately for travel expenses incurred in performing representative tasks due to his function and reimbursed for costs for the security measures required based on his function.

In the interest of the company, the members of the Supervisory Board will be included in an appropriate amount in any financial liability insurance policy held by the company. The premiums for this are paid by the company.

Supervisory Board Compensation for the 2022 and 2021 financial years

Individual members of the Supervisory Board received the following compensation for the 2022 and 2021 financial years (excluding value added tax). The following two tables show the compensation paid and owed to the members of the Supervisory Board in the 2022 and 2021 financial years pursuant to Section 162 (1) sentence 1 of the German Stock Corporation Act (AktG).

	Compensation for fiscal year 2022
Members of the Supervisory Board	Base salary		Compensation for Committees[1]		Total Compensation	Thereof payable in 1st quarter 2023
	in €	in %	in €	in %	in €	in €	in %
Alexander Wynaendts[2]	116,667	24%	379,167	76%	495,833	371,875	75%
Dr. Paul Achleitner[3]	83,333	22%	291,667	78%	375,000	375,000	100%
Detlef Polaschek	150,000	33%	300,000	67%	450,000	337,500	75%
Ludwig Blomeyer-Bartenstein	100,000	33%	200,000	67%	300,000	225,000	75%
Mayree Clark	100,000	23%	329,167	77%	429,167	321,875	75%
Jan Duscheck	100,000	33%	200,000	67%	300,000	225,000	75%
Manja Eifert[4]	75,000	64%	41,667	36%	116,667	87,500	75%
Dr. Gerhard Eschelbeck[3]	41,667	40%	62,500	60%	104,167	104,167	100%
Sigmar Gabriel	100,000	50%	100,000	50%	200,000	150,000	75%
Timo Heider	100,000	32%	208,333	68%	308,333	231,250	75%
Martina Klee	100,000	50%	100,000	50%	200,000	150,000	75%
Henriette Mark[5]	25,000	40%	37,500	60%	62,500	62,500	100%
Gabriele Platscher	100,000	33%	200,000	67%	300,000	225,000	75%
Bernd Rose	100,000	29%	250,000	71%	350,000	262,500	75%
Yngve Slyngstad[2]	58,333	58%	41,667	42%	100,000	75,000	75%
John Alexander Thain	100,000	50%	100,000	50%	200,000	150,000	75%
Michele Trogni	100,000	22%	350,000	78%	450,000	337,500	75%
Dr. Dagmar Valcárcel	100,000	22%	350,000	78%	450,000	337,500	75%
Stefan Viertel	100,000	31%	220,833	69%	320,833	240,625	75%
Dr. Theodor Weimer	100,000	50%	100,000	50%	200,000	150,000	75%
Frank Werneke	100,000	33%	200,000	67%	300,000	225,000	75%
Prof. Dr. Norbert Winkeljohann	120,833	23%	400,000	77%	520,833	390,625	75%
Frank Witter	100,000	33%	200,000	67%	300,000	225,000	75%
Total	2,170,833	32%	4,662,500	68%	6,833,333	5,260,417	77%

1 The respective memberships of the Supervisory Board committees in the 2022 financial year are presented in the section Committees of the Supervisory Board.

2 Member of the Supervisory Board since May 19,2022.

3 Member of the Supervisory Board until May 19, 2022.

4 Member of the Supervisory Board since April 7, 2022.

5 Member of the Supervisory Board until March 31, 2022.

Deutsche Bank	Notice
General Meeting 2023

	Compensation for fiscal year 2021
Members of the Supervisory Board	Base salary		Compensation for Committees[1]		Total Compensation	Thereof paid in 1st quarter 2022
	in €	in %	in €	in %	in €	in €	in %
Dr. Paul Achleitner	200,000	23%	670,833	77%	870,833	653,125	75%
Detlef Polaschek	150,000	33%	300,000	67%	450,000	337,500	75%
Ludwig Blomeyer-Bartenstein	100,000	33%	200,000	67%	300,000	225,000	75%
Frank Bsirske[2]	83,333	33%	166,667	67%	250,000	250,000	100%
Mayree Clark	100,000	22%	350,000	78%	450,000	337,500	75%
Jan Duscheck	100,000	37%	170,833	63%	270,833	203,125	75%
Dr. Gerhard Eschelbeck	100,000	46%	116,667	54%	216,667	162,500	75%
Sigmar Gabriel	100,000	50%	100,000	50%	200,000	150,000	75%
Timo Heider	100,000	34%	191,667	66%	291,667	218,750	75%
Martina Klee	100,000	59%	70,833	41%	170,833	128,125	75%
Henriette Mark	100,000	40%	150,000	60%	250,000	187,500	75%
Gabriele Platscher	100,000	33%	200,000	67%	300,000	225,000	75%
Bernd Rose	100,000	31%	220,833	69%	320,833	240,625	75%
Gerd Alexander Schütz[3]	41,667	83%	8,333	17%	50,000	50,000	100%
John Alexander Thain	100,000	50%	100,000	50%	200,000	150,000	75%
Michele Trogni	100,000	26%	291,667	74%	391,667	293,750	75%
Dr. Dagmar Valcárcel	100,000	22%	350,000	78%	450,000	337,500	75%
Stefan Viertel	100,000	41%	141,667	59%	241,667	181,250	75%
Dr. Theodor Weimer	100,000	50%	100,000	50%	200,000	150,000	75%
Frank Werneke[4]	8,333	100%	0	0%	8,333	6,250	75%
Prof. Dr. Norbert Winkeljohann	100,000	20%	395,833	80%	495,833	371,875	75%
Frank Witter[5]	58,333	41%	83,333	59%	141,667	106,250	75%
Total	2,141,666	33%	4,379,166	67%	6,520,833	4,965,625	76%

1 The respective memberships of the Supervisory Board committees in the 2021 financial year are presented in the Annual Report 2021 on page 429.

2 Member of the Supervisory Board until October 27, 2021.

3 Member of the Supervisory Board until May 27, 2021.

4 Member of the Supervisory Board since November 25, 2021.

5 Member of the Supervisory Board since May 27, 2021.

Following the submission of invoices 25% of the compensation determined for each Supervisory Board member for the 2022 financial year was converted into notional shares of the company on the basis of a share price of € 12.0496 (average closing price on the Frankfurt Stock Exchange (Xetra) during the last ten trading days of January 2023). Members who left the Supervisory Board in 2022 were paid the entire amount of compensation in cash.

The following table shows the number of notional shares of the Supervisory Board members, to three digits after the decimal point, that were awarded in the first three months 2023 as part of their 2022 compensation, and the change versus the prior year, the number of notional shares accrued from previous years as part of the compensation, the total number of notional shares accumulated during the respective periods of membership in the Supervisory Board, and the change versus the prior year, as well as the total amounts paid out in February 2023 for members that left the Supervisory Board.

Deutsche Bank	Notice
General Meeting 2023

	Number of notional shares
Members of the Supervisory Board	Converted in February 2023 as part of the compensation 2022	Change compared to previous year in %	Total number accrued during the current term of office	Total (cumulative)	Change compared to previous year in %	In February 2023 payable in €¹
Alexander Wynaendts[2]	10,287.340	N/A	0	10,287.340	N/A	0
Dr. Paul Achleitner[3]	0	N/A	104,444.785	104,444.785	0%	1,258,518
Detlef Polaschek	9,336.410	-4%	44,909.808	54,246.218	21%	0
Ludwig Blomeyer-Bartenstein	6,224.273	-4%	29,939.872	36,164.145	21%	0
Mayree Clark	8,904.168	-8%	39,849.378	48,753.546	22%	0
Jan Duscheck	6,224.273	7%	25,398.115	31,622.388	25%	0
Manja Eifert[4]	2,420.551	N/A	0	2,420.551	N/A	0
Dr. Gerhard Eschelbeck[3]	0	N/A	18,653.863	18,653.863	0%	224,772
Sigmar Gabriel	4,149.515	-4%	8,974.025	13,123.540	46%	0
Timo Heider	6,397.169	2%	25,846.336	32,243.505	25%	0
Martina Klee	4,149.515	13%	15,418.158	19,567.673	27%	0
Henriette Mark[5]	0	N/A	24,949.893	24,949.893	0%	300,636
Gabriele Platscher	6,224.273	-4%	29,939.872	36,164.145	21%	0
Bernd Rose	7,261.652	5%	27,174.511	34,436.163	27%	0
Yngve Slyngstad[2]	2,074.758	N/A	0	2,074.758	N/A	0
John Alexander Thain	4,149.515	-4%	19,959.915	24,109.430	21%	0
Michele Trogni	9,336.410	11%	33,979.446	43,315.856	27%	0
Dr. Dagmar Valcárcel	9,336.410	-4%	26,921.443	36,257.853	35%	0
Stefan Viertel	6,656.514	28%	5,199.369	11,855.883	128%	0
Dr. Theodor Weimer	4,149.515	-4%	7,339.140	11,488.655	57%	0
Frank Werneke	6,224.273	N/M	179.289	6,403.562	N/M	0
Prof. Dr. Norbert Winkeljohann	10,806.030	1%	38,562.948	49,368.978	28%	0
Frank Witter	6,224.273	104%	3,047.906	9,272.179	204%	0
Total	130,536.837	9%	530,688.072	661,224.909	37%	1,783,926

1 At a value of € 12.0496 based on the average closing price on the Frankfurt Stock Exchange (Xetra or successor system) during the last ten trading days of January 2023.

2 Member since May 19, 2022.

3 Member until May 19, 2022.

4 Member since April 7, 2022.

5 Member until March 31, 2022.

All employee representatives on the Supervisory Board, with the exception of Jan Duscheck and Frank Werneke, are employed by Deutsche Bank Group. In the 2022 financial year, we paid such members a total amount of € 1.28 million in the form of salary, retirement and pension compensation in addition to their Supervisory Board compensation.

We do not provide members of the Supervisory Board with any benefits after they have left the Supervisory Board, though members who are or were employed by us are entitled to the benefits associated with the termination of such employment. During 2022, we set aside € 0.07 million for pension, retirement or similar benefits for the members of the Supervisory Board who are or were employed by us.

Deutsche Bank	Notice
General Meeting 2023

With the agreement of the Bank’s Management Board, Dr. Paul Achleitner (Chairman of the Supervisory Board until May 19, 2022) performed representative functions in various ways on an unpaid basis for the Bank and participated in opportunities for referrals of business for the Bank. These tasks were related to the functional responsibilities of the Chairman of the Supervisory Board of Deutsche Bank AG. In this respect, the reimbursement of costs is provided for in the Articles of Association. On the basis of a separate contractual agreement, the Bank provided Dr. Paul Achleitner with infrastructure and support services free of charge for his services in the interest of the Bank. He was therefore entitled to avail himself of internal resources for preparing and carrying out these activities. The Bank’s security and car services were available for Dr. Paul Achleitner for use free of charge for these tasks. The Bank also reimbursed travel expenses and attendance fees and covered the taxes for any non-cash benefits provided. On September 24, 2012, the Chairman’s Committee approved the conclusion of this agreement. The provisions applied for the duration of Dr. Paul Achleitner’s tenure as Chairman of the Supervisory Board and were reviewed on an annual basis for appropriateness. Under this agreement between Deutsche Bank and Dr. Achleitner, support services equivalent to € 51,000 (2021: € 95,000) were provided and reimbursements for expenses amounting to € 194,000 (2021 € 209,589) were paid during the 2022 financial year.

Comparative presentation of compensation and earnings trends

The following table shows the comparative presentation of the change from year to year in the compensation, in the earnings of the company and the Group as well as the average compensation of employees on a full-time equivalent basis. The information provided pursuant to Section 162 (1) sentence 2 No. 2 of the German Stock Corporation Act will be successively expanded with the change from one financial year to the prior year until a reporting period of five years is reached. Starting with the 2025 financial year, the year-to-year changes will be shown for each of the past five years.

The information on the compensation of the current and former members of the Management Board and Supervisory Board reflects the individualized statement in the Compensation Report of the paid or owed compensation pursuant to Section 162 (1) sentence 2 No. 1 of the German Stock Corporation Act. The presentation of the development of the company’s earnings is to reflect, according to the legal requirements, those of the stand-alone listed company, i.e. Deutsche Bank AG. Accordingly, the net income (net loss) of Deutsche Bank AG is used to present earnings within the meaning of Section 162 (1) sentence 2 No. 2 of the German Stock Corporation Act. As the Management Board compensation is measured on the basis of Group figures, the earnings figures for the Group are additionally shown for the comparative presentation. These Group earnings figures are net income (net loss), cost/income ratio and Return on Tangible Equity (RoTE). For the group of employees for the comparison, the data relevant for Deutsche Bank Group were used in light of Deutsche Bank’s global workforce. The group of employees for the comparison comprises all of the employees worldwide of Deutsche Bank Group.

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General Meeting 2023

	2022	2021	2020	Annual change from 2022 to 2021 in %	Annual change from 2021 to 2020 in %
1. Company profit development
Net income (net loss) of Deutsche Bank AG (in € m)	5,506	1,919 [1]	(1,769)	187	N/M
Net income (net loss) of Deutsche Bank Group (in € m)	5,525	2,365	495	134	N/M
Cost/income ratio of Deutsche Bank Group (in %)	74.9%	84.6%	88.3%	(11)	(4)
Return on Tangible Equity (RoTE) of Deutsche Bank Group (in %)	9.4%	3.8%	0.2%	147	N/M
2. Average compensation employees
World-wide on a full-time equivalent basis[2]	125,301	120,336	113,350	4	6
3. Management Board compensation (in € t.)
Current Management Board members
Christian Sewing (Member since January 1, 2015)	4,394	3,867	3,352	14	15
James von Moltke (Member since July 1, 2017)	3,783	4,009	3,635	(6)	10
Karl von Rohr (Member since November 1, 2015)	3,444	3,235	2,930	6	10
Fabrizio Campelli (Member since November 1, 2019)	2,744	2,420	2,222	13	9
Bernd Leukert (Member since January 1, 2020)	2,593	2,419	2,222	7	9
Alexander von zur Mühlen (Member since August 1, 2020)	3,412	3,157	1,282	8	146
Christiana Riley (Member since January 1, 2020)	3,653	3,079	3,034	19	1
Rebecca Short (Member since May 1, 2021)	2,436	1,606	-	52	N/M
Prof. Dr. Stefan Simon (Member since August 1, 2020)	2,488	2,446	1,007	2	143
Olivier Vigneron (Member since May 20, 2022)	1,508	-	-	N/M	N/M
Members who left the Management Board during the financial year
Stuart Lewis (Member until May 19, 2022)	2,648	3,079	2,912	(14)	6
Members who left the Management Board before the financial year
Frank Kuhnke (Member until 30 April 2021)	1,626	2,264	2,207	(28)	3
Werner Steinmüller (Member until July 31, 2020)	283	3,117	2,436	(91)	28
Sylvie Matherat (Member until July 31, 2019)	134	211	2,719 [3]	(36)	(92)
Garth Ritchie (Member until July 31, 2019)	268	2,071	4,185 [3]	(87)	(51)
Frank Strauß (Member until July 31, 2019)	326	326	2,168	N/M	(85)
Nicolas Moreau (Member until Dec 31, 2018)	317	299	1,826	6	(84)
Kimberly Hammonds (Member until May 24, 2018)	71	124	52	(43)	138
Dr. Marcus Schenck (Member until May 24, 2018)	65	65	65	N/M	N/M
John Cryan (Member until April 8, 2018)	47	47	47	N/M	N/M
Hermann-Josef Lamberti (Member until May 31, 2012)	1,492	1,414	1,450	6	(2)
Josef Ackermann (Member until May 31, 2012)	959	924	911	4	1

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General Meeting 2023

4. Supervisory Board compensation (in € tsd.)
Current Supervisory Board members
Alexander Wynaendts (Member since May 19, 2022)	496	-	-	N/M	N/M
Detlef Polaschek (Member since May 24, 2018)	450	450	450	N/M	N/M
Prof. Dr. Norbert Winkeljohann (Member since August 1, 2018)	521	496	450	5	10
Ludwig Blomeyer-Bartenstein (Member since May 24, 2018)	300	300	300	N/M	N/M
Mayree Clark (Member since May 24, 2018)	429	450	425	(5)	6
Jan Duscheck Member since August 2, 2016)	300	271	250	11	8
Manja Eifert (Member since April 7, 2022)	117	-	-	N/M	N/M
Sigmar Gabriel (Member since March 11, 2020)	200	200	167	N/M	20
Timo Heider (Member since May 23, 2013)	308	292	250	5	17
Martina Klee (Member since May 29, 2008)	200	171	150	17	14
Gabriele Platscher (Member since June 10, 2003)	300	300	300	N/M	N/M
Bernd Rose (Member since May 23, 2013)	350	321	275	9	17
Yngve Slyngstad (Member since May 19, 2022)	100	-	-	N/M	N/M
John Alexander Thain (Member since May 24, 2018)	200	200	200	N/M	N/M
Michele Trogni (Member since May 24, 2018)	450	392	350	15	12
Dr. Dagmar Valcárcel (Member since August 1, 2019)	450	450	425	N/M	6
Stefan Viertel (Member since January 1, 2021)	321	242	-	33	N/M
Dr. Theodor Weimer (Member since May 20, 2020)	200	200	108	N/M	85
Frank Werneke (Member since November 25, 2021)	300	8	-	N/M	N/M
Frank Witter (Member since May 27, 2021)	300	142	-	111	N/M
Former Members of the Supervisory Board
Dr. Paul Achleitner (Member until May 19, 2022)	375	871	802	(57)	9
Frank Bsirske (Member until October 27, 2021)	-	250	300	N/M	(17)
Dr. Gerhard Eschelbeck (Member until May 19, 2022)	104	217	150	(52)	45
Henriette Mark (Member until March 31, 2022)	63	250	250	(75)	N/M
Gerd Alexander Schütz (Member until May 27, 2021)	-	50	175	N/M	(71)
Stephan Szukalski (Member until December 31, 2020)	-	-	200	N/M	N/M
Katherine Garrett-Cox (Member until May 20, 2020)	-	-	100	N/M	N/M

1 Prior year comparatives aligned to the presentation in the current year.

2 The average compensation of employees based on a full-time equivalent basis. Improved determination approach for the years 2022-2020.

3 Including termination benefits for 2020.

Deutsche Bank	Notice
General Meeting 2023

Independent auditor’s report

To Deutsche Bank Aktiengesellschaft, Frankfurt am Main

We have audited the attached remuneration report of Deutsche Bank Aktiengesellschaft, Frankfurt am Main prepared to comply with Sec. 162 AktG [“Aktiengesetz”: German Stock Corporation Act] for the fiscal year from 1. January 2022 to 31. December 2022 and the related disclosures.

Responsibilities of the executive directors and the supervisory board

The executive directors and supervisory board of Deutsche Bank Aktiengesellschaft are responsible for the preparation of the remuneration report and the related disclosures in compliance with the requirements of Sec. 162 AktG. In addition, the executive directors and supervisory board are responsible for such internal control as they determine is necessary to enable the preparation of a remuneration report and the related disclosures that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on this remuneration report and the related disclosures based on our audit. We conducted our audit in compliance with German Generally Accepted Standards for Financial Statement Audits promulgated by the Institut der Wirtschaftsprüfer [Institute of Public Auditors in Germany] (IDW). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the remuneration report and the related disclosures are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts in the remuneration report and the related disclosures. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the remuneration report and the related disclosures, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation of the remuneration report and the related disclosures in order to plan and perform audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the accounting policies used and the reasonableness of accounting estimates made by the executive directors and supervisory board, as well as evaluating the overall presentation of the remuneration report and the related disclosures.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

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General Meeting 2023

Opinion

In our opinion, on the basis of the knowledge obtained in the audit, the remuneration report for the fiscal year from 1 January 2022 to 31 December 2022 and the related disclosures comply, in all material respects, with the financial reporting provisions of Sec. 162 AktG.

Other matter – formal audit of the remuneration report

The audit of the content of the remuneration report described in this auditor’s report comprises the formal audit of the remuneration report required by Sec. 162 (3) AktG and the issue of a report on this audit. As we are issuing an unqualified opinion on the audit of the content of the remuneration report, this also includes the opinion that the disclosures pursuant to Sec. 162 (1) and (2) AktG are made in the remuneration report in all material respects.

Limitation of liability

The “General Engagement Terms for Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften [German Public Auditors and Public Audit Firms]” as issued by the IDW on 1 January 2017, which are attached to this report, are applicable to this engagement and also govern our responsibility and liability to third parties in the context of this engagement.

Eschborn/Frankfurt am Main, 13 March 2023

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Lösken Mai

Wirtschaftsprüfer Wirtschaftsprüfer
[German Public Auditor] [German Public Auditor]

Deutsche Bank	Notice
General Meeting 2023

2. Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act (ad Items 7 and 8)

Under Item 7 of the Agenda, the company is to be authorized to purchase its own shares; Item 8 of the Agenda regulates the possibility of purchasing own shares by using derivatives. In connection with the purchase of own shares, there can be no increase of the share capital, and upon a potential reduction of share capital through the cancellation of shares, the authorizations to issue new shares are correspondingly reduced in their amounts so there is never a possibility to increase the share capital by more than 50%. The use of put and call options for the purchase of own shares gives the company the possibility of optimizing a buyback. As shown by the specific limitation to 5% of the share capital, it is only intended to supplement the range of instruments available for share buybacks and to extend the possibilities for their use. Both the regulations governing the structure of the options and the regulations governing the shares suitable for delivery ensure that this form of purchase takes account of the principle of equal treatment of shareholders. As a rule, the term of the options will not exceed 18 months. In connection with share-based compensation components which must be granted as deferred compensation over a multiple-year period and are to be subject to forfeiture pursuant to the regulations applicable to banks at least for management board members and employees whose activities have a material impact on the overall risk profile of the bank, the use of call options with longer terms is to be made possible to establish offsetting positions. Under this authorization, the company will only acquire such longer-term options on shares corresponding to a volume of no more than 2% of the share capital.

Under Item 7 of the Agenda, the company is also to be authorized to resell purchased shares. The possibility of reselling own shares enables them to be used for the renewed procurement of own funds capital. Besides sale through the stock exchange or by offer to all shareholders – both of which would ensure equal treatment of shareholders under the legal definition – the proposed resolution also provides that the own shares are at the company’s disposal to be offered as consideration for the acquisition of companies, shareholdings in companies or other assets that serve to advance the company’s business operations subject to the exclusion of shareholders’ pre-emptive rights. This is intended to enable the company to react quickly and successfully, on both national and international markets, to advantageous offers or any other opportunities to acquire companies, shareholdings in companies or other assets. It is not uncommon in the course of negotiations to have to provide shares instead of cash as consideration. This authorization takes account of that fact.

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General Meeting 2023

In addition, the authorization makes it possible to use the shares as staff shares for employees and retired employees of the company and its affiliated companies or to service option rights and/or purchase rights or purchase obligations relating to the company’s shares that were granted to employees and members of the executive and non-executive management bodies of the company and its affiliated companies. In part, the possibility of a cash payment in connection with the granting of option rights is foreseen. The use of existing own shares instead of a capital increase or cash payment may make economic sense. The authorization is intended to increase the available scope in this respect. The situation is similar in cases in which purchase rights or obligations relating to the company’s shares are granted to employees or members of the executive and non-executive management bodies of the company or its affiliated companies as an element of compensation. In this context, the price risk that might otherwise materialize can also be effectively controlled by the use of own shares purchased. A corresponding exclusion of shareholders’ pre-emptive rights is also required for this use of purchased shares.

Finally, Management is also to be given the possibility of excluding pre-emptive rights pursuant to § 186 (3) sentence 4 Stock Corporation Act with respect to the re-sale against cash payment of the shares purchased on the basis of this authorization. This statutory possibility of excluding pre-emptive rights enables Management to take advantage of favorable stock market situations without delay and, by determining a price close to market, to obtain the highest possible issue amount and thus to strengthen own funds capital to the greatest extent possible. This possibility is particularly important to banks in view of the special equity capital requirements they are subject to. The utilization of this possibility, also for own shares, enlarges the scope for strengthening capital, even at times when markets are not particularly receptive. The authorization ensures that pursuant to it, shares may only be sold with the exclusion of shareholders’ pre-emptive rights, based on § 186 (3) sentence 4 Stock Corporation Act, up to the maximum limit specified therein of 10% of the share capital. To be counted towards this maximum limit of 10% are shares that were issued or sold during the validity of this authorization with the exclusion of pre-emptive rights in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act. Also to be counted towards this maximum limit are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory notes or participatory notes with warrants if these bonds or participatory rights were issued with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act during the validity of this authorization. Management will keep any mark-down on the stock market price as low as possible. It will probably be limited to a maximum of 3%, but will not in any event exceed 5%.

Deutsche Bank	Notice
General Meeting 2023

3. Resumes and additional information regarding the candidates proposed for election to the Supervisory Board under Agenda Item 9

Mayree Clark

Residence: New Canaan, USA

First elected: 2018

Term expires: 2023

Personal information

Year of birth: 1957

Nationality: US-American

Position

Supervisory Board member

Career

Since 2016: Member of various Supervisory bodies

2011 - 2016: Founder and Managing Partner, Eachwin Capital, New York, USA

2006 - 2011: Partner and Member of Executive Committee / Senior Advisor, AEA Holdings / Aetos Capital, New York, USA

1981 - 2005: Managing Director, Morgan Stanley, New York, USA; Served as Director of Global Private Wealth Management; Global Research Director; Chairman of MSCI; deputy to the Chairman, President and Management Committee; Head of Real Estate Capital Markets; Principal, International Capital Markets; Operations Officer, Corporate Finance; and Vice President, Mergers & Acquisitions

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General Meeting 2023

Education

1981: Stanford Graduate School of Business (MBA)

1976: University of Southern California (Bachelor of Science)

Memberships in statutory supervisory boards in Germany

Deutsche Bank Aktiengesellschaft, Frankfurt am Main

Memberships in comparable boards

Member of the Board of Directors, Ally Financial, Inc., Detroit, USA
Member of the Board of Directors, Allvue Systems Holdings, Inc., Florida, USA

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General Meeting 2023

John Alexander Thain

Residence: Rye, USA

First elected: 2018

Term expires: 2023

Personal information

Year of birth: 1955

Nationality: US-American

Position

Supervisory Board member

Career

Since 2016: Member of various Supervisory bodies

2010 - 2016: Chairman and Chief Executive Officer, CIT Group Inc., USA

2009: President of Global Investment Banking, Markets and Wealth Management, Bank of America, USA

2007 - 2008: Chairman and Chief Executive Officer, Merrill Lynch & Co., Inc., USA

2006 - 2007: Chief Executive Officer and Director, NYSE Euronext, Inc., USA

2004 - 2006: Chief Executive Officer and Director, New York Stock Exchange, USA

2003 - 2004: President and Chief Operating Officer, The Goldman Sachs Group Inc., USA

1999 - 2003: President and Co-Chief Operating Officer, The Goldman Sachs Group Inc., USA

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General Meeting 2023

1999: President and Co-Chief Operating Officer, The Goldman Sachs Group LP, USA

1994 - 1999: Chief Financial Officer and Head of Operations, Technology and Finance (from 1995 to 1997 also Co-Chief Executive Officer for European Operations), The Goldman Sachs Group LP, USA

Education

1979: Harvard University, Finance (Master of Business Administration)

1977: Massachusetts Institute of Technology, Electrical Engineering, (Bachelor of Science)

Memberships in statutory supervisory boards in Germany

Deutsche Bank Aktiengesellschaft, Frankfurt am Main

Memberships in comparable boards

Member of the Board of Directors, Aperture Investors LLC, New York, USA

Member of the Board of Directors, Uber Technologies, Inc., San Francisco, USA

Chairman, Pine Island Capital Partners LLC, Fort Lauderdale, USA

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General Meeting 2023

Michele Trogni

Residence: Riverside, USA

First elected: 2018

Term expires: 2023

Personal information

Year of birth: 1965

Nationality: British

Position

Chief Executive Officer of Zinnia Corporate Holdings LLC and Operating Partner of Eldridge Industries LLC

Career

Since 2022: Chief Executive Officer of Zinnia Corporate Holdings LLC, Greenwich, Connecticut, USA (an Eldridge Company)

Since 2020: Operating Partner, Eldridge Industries LLC, Greenwich, Connecticut, USA

2013 - 2017: Executive Vice President, IHS Markit, New York, USA

2009 - 2013: Group Chief Information Officer, UBS Aktiengesellschaft, New York, USA, and Zurich, Switzerland

2006 - 2009: Head of Operations, UBS Aktiengesellschaft Investment Bank, New York, USA

1998 - 2006: IT Director, UBS Aktiengesellschaft Investment Bank, New York, USA

1996 - 1998: IT Director, Swiss Banking Corporation, Chicago, USA

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General Meeting 2023

1993 - 1996: Operations Director, Swiss Banking Corporation, London, United Kingdom

1987 - 1993: Financial Controller, Swiss Banking Corporation, London, United Kingdom

Education

1989: Association of Chartered Certified Accountants, London (ACCA)

1986: Northumbria University, Accounting (Bachelor Hons)

Memberships in statutory supervisory boards in Germany

Deutsche Bank Aktiengesellschaft, Frankfurt am Main

Memberships in comparable boards

Chief Executive Officer and Chairperson of the Board of Directors, Zinnia Corporate Holdings, LLC, Greenwich, Connecticut, USA

Deutsche Bank	Notice
General Meeting 2023

Prof. Dr. Norbert Winkeljohann

Residence: Osnabrück, Germany

First elected: 2018

Term expires: 2023

Personal information

Year of Birth: 1957

Nationality: German

Position

Self-employed corporate consultant, Norbert Winkeljohann Advisory & Investments

Career

Since 2018: Member and Chairman of various Supervisory boards

2011 – 2018: Chairman of the Management Board of PwC Europe SE WPG (Spokesman of the Management Board of PwC Europe AG WPG until 2014), Frankfurt am Main, Germany

2010 – 2018: Spokesman of the Executive Board of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft (formerly Spokesman of the Management Board of PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft), Frankfurt am Main, Germany

1999 – 2010: Member of the Management Board of PricewaterhouseCoopers AG WPG and Head of the Business Division Mid-Caps and Family Firms in Germany and Europe, Frankfurt am Main, Germany

1994 – 1998: Auditor and Tax Consultant; Executive Partner of Societäts Treuhand Gruppe, Hannover / Osnabrück, Germany

1993: Auditing and consultancy work at Deloitte (formerly Touche Ross), London, United Kingdom

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General Meeting 2023

1988 – 1993: Managerial employee at Deloitte GmbH Wirtschaftsprüfungsgesellschaft, International Tax, Düsseldorf, Germany

1986 – 1988: Audit assistant at Dr. Köcke und Partner GmbH Wirtschaftsprüfungsgesellschaft, Division: Bank auditing, Düsseldorf, Germany

Education

2017: Named Honorary Professor of the Goethe University Frankfurt

2001: Named Honorary Professor of the University of Osnabrück

1992: Auditor certification

1988: Tax consultant certification

1983 – 1986: University of Hagen, Doctorate in Business Administration and Economics from the Department of Accounting, Taxes and Auditing (Dr. rer. pol.)

1978 – 1983: University of Münster, Business Administration and Economics (Diplom-Kaufmann)

Memberships of statutory supervisory boards in Germany

Bayer AG (Chairman of the Supervisory Board), Leverkusen

Deutsche Bank Aktiengesellschaft, (Deputy Chairman of the Supervisory Board), Frankfurt am Main

Georgsmarienhütte Holding GmbH, Georgsmarienhütte

Sievert SE (Chairman of the Supervisory Board), Osnabrück

Bohnenkamp AG (Chairman of the Supervisory Board), Osnabrück

Memberships of comparable boards

None

Deutsche Bank	Notice
General Meeting 2023

4. Compensation of members of the Supervisory Board (Item 11)

Resolution to be taken on the compensation of the Supervisory Board members according to § 113 (3) of the German Stock Corporation Act; amendment to the Articles of Association

Basis for the review process of the compensation system

According to § 113 (3) of the German Stock Corporation Act, companies listed on the stock exchange are to adopt a shareholder`s resolution at least every four years on the compensation of the Supervisory Board members. The regulation for the compensation of the members of the Supervisory Board in the Articles of Association was approved by the General Meeting in 2013 and since then it has been modified repeatedly only on a selective basis. The General Meeting most recently resolved on the compensation system as a whole last year in connection with the resolution to amend the deductible in the financial liability insurance policy, and the resolution was adopted.

Furthermore, within the framework of the self-assessment which is legally required to be performed at financial institutions at least annually pursuant to § 25d (11) sentence 1 Nos. 3 and 4 of the German Banking Act (KWG), the Supervisory Board of the company regularly addresses the appropriateness of the compensation system set out in § 14 of the Articles of Association of the company and the amounts of compensation specified there.

In addition, the compensation of the Supervisory Board is reviewed by the Chairman’s Committee and the Compensation Control Committee of the Supervisory Board on a regular basis.

Basis for the structure of the compensation system

The compensation system for the members of the Supervisory Board takes into account not only the legal requirements but also the recommendations and suggestions of the German Corporate Governance Code.

The task of the Supervisory Board comprises controlling and advising the Management Board, which is responsible for managing the company and conducting its business. According to § 113 (1) German Stock Corporation Act, the members of the Supervisory Board may receive a compensation for their activities. Fundamentally, the compensation must be appropriate in relation to the tasks of the members of the Supervisory Board and to the company’s economic situation.

In this context, the Supervisory Board compensation should be competitive, and a Supervisory Board membership should also be attractive for international candidates. In this way, too, the Supervisory Board compensation contributes sustainably to fostering the business strategy and the long-term development of the company.

Deutsche Bank	Notice
General Meeting 2023

The currently applicable compensation is regulated in § 14 of the company’s Articles of Association. According to this, the Supervisory Board members receive an annual compensation, although 25% of this annual compensation is awarded in the form of virtual shares that are not paid out to the members until after their departure from the Supervisory Board or after expiry of an appointment period, along with reimbursement for expenses. The amount of compensation is determined by the tasks at the Supervisory Board and its committees that are taken up by the respective member.

Review of the compensation system

The currently applicable compensation for the Supervisory Board of the company has not been substantially changed for ten years. Against this background, the Supervisory Board, with the support of an external independent compensation advisor, recently reviewed the current structure and amounts of the Supervisory Board compensation.

The review revealed that the Supervisory Board’s current compensation is not sufficiently competitive in the international competition for qualified candidates for the Supervisory Board and thus no longer in line with the market.

In addition, the compensation does not adequately reflect the demands on the members of the company’s Supervisory Board (also with regard to the Chairperson of the Supervisory Board), particularly in the light of the time commitment, responsibilities and liability risks as well as in the light of more complex regulatory framework conditions for financial institutions (e.g., the multifaceted regulatory density due to, among other things, the requirements of the Remuneration Ordinance for Institutions (InstitutsVergV) on the topic of Management Board compensation). The expectations placed on a Supervisory Board member in the financial services sector are therefore not appropriately reflected in the compensation.

In addition, the company’s compensation structure is complex and non-transparent, which in turn has effects on the company’s attractiveness in recruiting qualified candidates for the Supervisory Board. At present, the cumulative compensation for committee members accounts for the largest portion of total compensation due to the high number of committee memberships. The proportion of fixed compensation for Supervisory Board membership, in contrast, has remained unchanged over the years and is relatively low in relation to total compensation. The Supervisory Board sees a structural imbalance in this. The accumulation of (simple) memberships in committees shall no longer lead to an increase in compensation in the future.

Deutsche Bank	Notice
General Meeting 2023

Recommendations for a modification of the compensation system and rationale

In consideration of the above, adjustments are proposed for the compensation of the Supervisory Board of the company.

Going forward, there is to be a differentiation between three defined roles when determining the compensation:

  - Supervisory Board Chairperson
  - Deputy Chairpersons of the Supervisory Board and
  - Member of the Supervisory Board.

A fixed annual base compensation amount is assigned to each of these roles. This base compensation is to be raised moderately for all Supervisory Board members in comparison to the current system to account for their increased tasks and responsibilities as well as for the time commitment associated with this. At the same time, the base compensation shall, in the future, cover not only the work of the Supervisory Board in plenum but also the work in any committee.

In the future, only chairs of committees will receive an additional fixed compensation for their committee work. If a Supervisory Board member chairs more than one committee, an entitlement to compensation will only exist for the committee that is allocated the highest respective amount. The Chairperson of the Supervisory Board does not receive any additional compensation for chairing one or several committees.

The virtual shares of Supervisory Board members that have until now been awarded as part of compensation will be discontinued. At the same time, the Supervisory Board recommends that its members invest in shares of the company on the basis of a self-commitment and hold them for the entire duration of their Supervisory Board membership. The acquisition of the shares is made economically out of already taxed inflows of the Supervisory Board compensation and thus emphasizes the focus on long-term and sustainable success of the company to a similar scale.

The rules for the reimbursement of expenses are to remain unchanged. The same applies for the amended regulation for the financial liability insurance policy for Supervisory Board members that was already adopted by the General Meeting last year.

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General Meeting 2023

The following table provides an overview of the proposed Supervisory Board compensation:

With the implementation of the proposed amendments to Supervisory Board compensation, the Supervisory Board’s aggregate total compensation increases by roughly 13%.

If the new compensation system leads on the individual level to a lower total compensation per year, the relevant Supervisory Board members whose current term of office began before May 17, 2023, will receive a compensating payment in the form of a cash payment in the amount of the difference until the end of the current term of office.

The company is convinced that the new Supervisory Board compensation addresses the current challenges in an appropriate manner. The clear, role-based approach and the cancellation of additional compensation amounts for committee membership (except for the chair) constitute an efficient simplification of the compensation system and provide the right incentives to accept a Supervisory Board mandate. This enhances the degree of competitiveness at the same time.

Furthermore, the structure of Supervisory Board compensation with purely fixed compensation is best suited to appropriately reflect and foster the Supervisory Board’s function to advise and monitor.

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To the extent that members of the Supervisory Board decide to invest in shares of the company on the basis of a self-commitment, the personal investment amounts to 10% of their annual compensation (before taxes) and only applies for the compensation paid for the first full term of office on the Supervisory Board. This target amount was chosen so that the independence of the Supervisory Board is maintained and that no conflict of interest arises in relation to the Management Board. In addition, the members of the Supervisory Board agree that any transfer obligations to labor unions will be taken in to account in the decision on the self-imposed personal investment.

The new regulations become effective with the registration of the amendment to the Articles of Association in the Commercial Register retroactively from the end of the Annual General Meeting on May 17, 2023.

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III. Additional information and notices related to the convocation

Total number of shares and voting rights

The company’s share capital at the time of convocation of this General Meeting amounts to €5,223,021,975.04 and is divided up into 2,040,242,959 registered (no par value) shares with eligibility to vote and participate in the General Meeting. At the time of convocation of this General Meeting, 5,815,775 of these no par value shares consist of own shares held in treasury, which do not grant any rights to the company.

General Meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting (virtual General Meeting)

The Management Board decided, with the consent of the Supervisory Board, to hold the General Meeting as a virtual General Meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting. The basis for this decision is § 26n (1) Introductory Act to the Stock Corporation Act, according to which the Management Board may decide, with the consent of the Supervisory Board, for General Meetings that are convened for up to and including August 31, 2023, that the General Meeting will be held as a virtual General Meeting pursuant to § 118a Stock Corporation Act. § 26n (1) Introductory Act to the Stock Corporation Act, § 118a Stock Corporation Act as well as the other corresponding, new statutory regulations on conducting virtual general meetings were introduced through the Act on the Introduction of Virtual General Meetings of Stock Corporations and Amendment to Cooperative, Insolvency and Restructuring Regulations from July 20, 2022 (published in the Federal Gazette Part I of July 26, 2022, p. 1166 et seqq. ).

The General Meeting shall be held in the physical presence of the Chair of the General Meeting, the Management Board and Supervisory Board as well as the Notary Public responsible for the minutes and the company proxy on the company’s business premises at Taunusanlage 12, 60325 Frankfurt am Main, Germany. This is the place of the General Meeting pursuant to § 121 (3) sentence 1 Stock Corporation Act. A physical presence of shareholders or their authorized representatives (with the exception of the company proxy) is not permitted at the place of the General Meeting.

Conducting the General Meeting as a virtual General Meeting according to § 118a Stock Corporation Act leads to a few modifications in the meeting procedures and the exercising of shareholder rights, i.e., both in comparison to a general meeting with physical attendance and in comparison to general meetings held on the basis of the special legislation in connection with the Covid-19 pandemic. We therefore ask our shareholders to observe in particular the following notices on the possibility to watch the audio and video broadcast of the General Meeting, exercise voting rights as well as the right to submit proposals, the right to request information, the right to submit statements, the right to speak and the right to raise objections.

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Audio and video broadcast and recording of the General Meeting

The entire General Meeting will be broadcast live via the Internet on May 17, 2023, starting at 10:00 CEST at

agm.db.com

for shareholders and interested public viewers through audio and video. Furthermore, the entire General Meeting will be recorded.

Access to the Shareholder Portal and electronic connection to the meeting

The company offers shareholders access to the Shareholder Portal at the website address netvote.db.com.

Using the access-protected Shareholder Portal, properly registered shareholders and their authorized representatives can execute various shareholder rights, including the right to vote (either by means of electronic absentee voting or by issuing of a proxy authorization and instructions to the company proxy). Details on this are given in the following sections.

Properly registered shareholders and their authorized representatives can also connect during the entire virtual General Meeting on May 17, 2023 electronically to the virtual General Meeting using the access-protected Shareholder Portal by clicking on the button “Connect to the Virtual General Meeting”, which will prospectively be activated starting around 09:45 CEST on the day of the General Meeting. The audio and video broadcast of the General Meeting described in the section “Audio and video broadcast and recording of the General Meeting” can also be called up this way.

For the duration of their connection to the virtual General Meeting using the access-protected Shareholder Portal, the electronically connected shareholders or the electronically connected authorized representatives of shareholders, possibly with a specification of the names of the authorizing shareholders, will be included as connected electronically in the list of participants. During the virtual General Meeting – in any case prior to the first vote – the list of participants will be made accessible to all properly registered shareholders and their authorized representatives who are electronically connected to the General Meeting through the access-protected Shareholder Portal.

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The data to access the access-protected Shareholder Portal are sent to the shareholders listed in the share register who have not registered for electronic invitation dispatch, and who therefore only receive a written invitation, along with the invitation to the General Meeting. Shareholders who have already registered in the access-protected Shareholder Portal can access the Shareholder Portal using the access data they have. If a shareholder authorizes a third party who is not the company proxy, the timely forwarding of access data to the access-protected Shareholder Portal is necessary in order to exercise rights using the access-protected Shareholder Portal (cf. section below “Exercise of voting rights by other authorized representatives”).

The shareholders who have not registered for the General Meeting also have access to the access-protected Shareholder Portal. Without proper registration for the General Meeting, however, shareholders cannot, in particular, be connected electronically as participants to the meeting and exercise the other rights that require proper registration for the meeting as described in the following.

Registration; registration stop

Shareholders who are entered in the share register and who have registered in due time with the company are entitled to participate in the General Meeting and exercise their voting rights. Such registration must be received by the company by no later than May 11, 2023, 24:00 CEST, electronically using the company’s access-protected Shareholder Portal ( netvote.db.com ) or in text form at the following address:

Deutsche Bank Aktiengesellschaft

Aktionärsservice

Postfach 14 60

61365 Friedrichsdorf
Germany

e-mail: deutschebank.hv@linkmarketservices.de

The form sent with the invitation letter can be used for the registration in text form.

Upon registration using the access-protected Shareholder Portal or using the form sent, it is also possible to select in each case if votes are to be submitted through absentee voting or through an authorized representative (proxy) appointed by the company or another authorized representative (for example, an intermediary (such as a credit institution), a shareholders’ association, a proxy advisor or a person who offers a commercial service to shareholders to exercise their voting rights at the General Meeting or another third party). Details on these possibilities are described in the following sections. If the decision is to submit votes through absentee voting or through the proxy appointed by the company, the actual votes on the individual Agenda Items or the voting instructions for them can also be marked directly.

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If a selection is not made upon registration, absentee voting and abstaining on all Agenda Items are the default settings, for technical reasons, in our system for the exercising of voting rights. Following a timely registration, changes to votes submitted through absentee voting or through proxy authorization and voting instructions issued to the company proxy are possible as described in detail below.

Pursuant to § 67 (2) sentence 1 Stock Corporation Act, only those who are listed in the share register as shareholders can exercise shareholder rights in relation to the company. Therefore, the status of the entries in the share register on the day of the General Meeting is decisive for determining the voting rights and other shareholder rights to which a shareholder who has properly registered for the General Meeting is entitled. For technical processing reasons, however, no changes to the share register will be carried out (so called “registration stop”) between the end of May 11, 2023 (so called “technical record date”), and the conclusion of the General Meeting. Therefore, the entry status in the share register on the day of the General Meeting will correspond to the status after the last change of registration on May 11, 2023. The registration stop does not mean the shares are blocked for disposal. Share buyers whose change of registration requests are received by the company after May 11, 2023, however, cannot de facto exercise the rights to vote and other shareholder rights on the basis of these shares, unless they have obtained a power of attorney to do so or an authorization to exercise such rights. In such cases, voting rights and other shareholder rights are retained by the shareholder entered in the share register until the change of registration. All buyers of the company’s shares who are not yet registered in the share register are therefore requested to submit change of registration requests in due time.

Exercising voting rights through absentee voting

Shareholders listed in the share register can submit their votes through absentee voting. The timely registration is also indispensable for this form of voting (cf. section above “Registration; registration stop”).

Absentee voting takes place in writing or electronically. Please send your absentee voting in writing to the address or e-mail address specified above in the section “Registration; registration stop”. For absentee voting in writing, please use the personalized registration form sent to you with the invitation letter.

For absentee voting using electronic means, please use the access-protected Shareholder Portal specified in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ).

After May 11, 2023 (date of receipt), you will no longer be able to submit or change your votes through absentee voting in writing (including e-mail). This also applies if you had previously issued a power of attorney to a third party or a company proxy.

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A submission of absentee votes or their change after May 11, 2023, is only possible using the access-protected Shareholder Portal specified in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ) and this possibility will also be available on the day of the virtual General Meeting until the Chair of the General Meeting closes the voting. The Chair of the General Meeting will point out in due time when this will be.

If declarations that differ from one another are received through different means of submission and it is not clearly recognizable which was submitted last, the declarations submitted using the Shareholder Portal, if any, will be considered to take priority, otherwise the declarations by e-mail.

Furthermore, authorized representatives, including authorized intermediaries (such as credit institutions), shareholders’ associations, proxy advisors and other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act may also make use of absentee voting pursuant to the rules described above and in observing the specified deadlines.

Voting through a proxy appointed by the company

The company furthermore offers its shareholders the possibility of being represented by a company employee appointed by the company as proxy to exercise their shareholders’ voting rights at the General Meeting. This company proxy will only vote in accordance with the instructions issued to him. In this case, too, timely registration is indispensable (cf. section above “Registration; registration stop”).

Issuing the power of attorney and instructions, as well as its revocation and changes to the instructions issued are required to be in text form. This can take place using the access-protected Shareholder Portal specified in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ). Alternatively, you can send your proxy authorization and voting instructions by letter or e-mail to the address specified above in the section “Registration; registration stop”. For absentee voting in writing, please use the personalized registration form sent to you with the invitation letter, if possible.

The power of attorney and the instructions to the company proxy can be issued or changed by letter or e-mail until May 11, 2023, 24:00 CEST (date of receipt). After May 11, 2023, powers of attorney and instructions or changes to instructions for the company proxy received by letter or e-mail will not be taken into account.

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Issuing and revoking the power of attorney to the company proxy and issuing and changing instructions to the company proxy are only possible after May 11, 2023, using the access-protected Shareholder Portal specified in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ), which will be available for issuing and revoking the power of attorney until May 15, 2023, 24:00 CEST, and which will continue to be available for issuing and changing instructions also on the day of the General Meeting until the beginning of the voting; the Chair of the General Meeting will point out in due time when this will be.

If declarations that differ from one another are received through different means of submission and it is not clearly recognizable which was submitted last, the declarations submitted using the Shareholder Portal, if any, will be considered to take priority, otherwise the declarations by e-mail.

Authorized representatives, including authorized intermediaries (such as credit institutions), shareholders’ associations, proxy advisors and other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act may also, unless the person represented has specified otherwise, have the company proxy exercise the voting rights, in this case also in accordance with their instructions.

Please note that the company proxy may only exercise the voting right on the Agenda Items, proposals and election proposals for which you have issued instructions and that he may not exercise the voting rights at his own discretion. The company proxy does not accept instructions for speeches and requests for information, for placing proposals and election proposals, for demanding that questions be taken to the minutes and for raising objections against General Meeting resolutions.

Exercise of voting rights by other authorized representatives

Shareholders registered in the share register may also be represented by an authorized representative – for example, an intermediary (such as a credit institution), a shareholders’ association, a proxy advisor, another person with an equivalent status pursuant to § 135 (8) Stock Corporation Act or another third party – and have their voting rights exercised by the authorized representative by means of absentee voting (cf. section above “Exercising voting rights through absentee voting”) or by issuing a (sub-)power of attorney to the company’s proxy (cf. section above “Voting through a proxy appointed by the company”). In this case, too, timely registration is indispensable (cf. section above “Registration; registration stop”). If the shareholder authorizes more than one person, the company can reject one or several of them.

If a power of attorney to exercise the voting rights is issued to a third party who is not an intermediary nor a shareholders’ association, a proxy advisor or another person with an equivalent status pursuant to § 135 (8) Stock Corporation Act, the issuing of the power of attorney, its revocation and the proof regarding the authorization vis-à-vis the company are required in text form.

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The issuing of the power of attorney, its revocation and the proof regarding the authorization can also take place using the access-protected Shareholder Portal specified in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ). Alternatively, these can also be sent to the company electronically at the following e-mail address:

deutschebank.hv@linkmarketservices.de

If powers of attorney to exercise voting rights are issued to intermediaries, shareholders’ associations, proxy advisors or other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act, it may be necessary to take account of special requirements which should be checked with the party to be authorized.

If a shareholder authorizes a third party pursuant to this section, the forwarding of access data in due time is necessary for the authorized representative to be able to use the access-protected Shareholder Portal.

Requesting documents for the General Meeting

Requests for documents for the General Meeting can be sent to the following address:

Deutsche Bank Aktiengesellschaft

Aktionärsservice

Postfach 14 60

61365 Friedrichsdorf
Germany

e-mail: deutschebank.hv@linkmarketservices.de

Documents for and additional information concerning the General Meeting are also accessible on the Internet at agm.db.com . These documents will continue to be available on the website specified above throughout the General Meeting and – if necessary – will be explained during the General Meeting in more detail.

Shareholder rights

Shareholders and authorized shareholder representatives have the following rights, among others, in relation to this year’s virtual General Meeting:

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Requests for additions to the Agenda pursuant to § 122 (2) Stock Corporation Act

Shareholders whose aggregate shareholdings represent 5% of the share capital or the proportionate amount of €500,000 (the latter of which corresponds to 195,313 shares) may request that items be placed on the Agenda and published.

The request must be addressed in writing to the Management Board of the company and be received by the company at the latest by Sunday, April 16, 2023, 24:00 CEST. Please send such requests to the following address:

Deutsche Bank Aktiengesellschaft

Management Board

60262 Frankfurt am Main
Germany

Each new Item of the Agenda must also include a reason or a resolution proposal. An applicant or applicants making such a request must prove that he/they have owned their shares for at least 90 days before the date of the receipt of the request by the company and that he/they will continue to hold the shares until the Management Board’s decision on the request. The provisions of § 70 and § 121 (7) Stock Corporation Act must be observed in determining this period.

The publication and forwarding of additions to the Agenda are carried out in the same way as in the convocation.

Proposals and election proposals from shareholders pursuant to § 126 (1) and (4), § 127, § 130a (5) sentence 3 and § 118a (1) sentence 2 No. 3 Stock Corporation Act

The company’s shareholders may submit counterproposals to the proposals of the Management Board and/or Supervisory Board on specific Agenda Items and election proposals for the election of members of the Supervisory Board or auditors before the General Meeting. Such counterproposals (with their reasons) and election proposals are to be sent solely to:

Deutsche Bank Aktiengesellschaft

Investor Relations

60262 Frankfurt am Main
Germany

e-mail: HV.2023@db.com

Counterproposals should stipulate a reason; this does not apply to election proposals.

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Shareholders’ counterproposals and election proposals that fulfill the requirements and are received by the company at the address specified above by Tuesday, May 2, 2023, 24:00 CEST, at the latest, will be made accessible without undue delay through the website agm.db.com along with the name of the shareholder and, specifically in the case of counterproposals, the reason and, in the case of election proposals, the additional information (if any) to be provided by the Management Board pursuant to § 127 sentence 4 Stock Corporation Act, as well as any comments by Management.

The company is not required to make a counterproposal and its reason or an election proposal accessible if one of the exclusionary elements pursuant to § 126 (2) Stock Corporation Act exists, for example, because the election proposal or counterproposal would lead to a resolution by the General Meeting that breaches the law or the Articles of Association or its reason contains obviously false or misleading information with regard to material points. Furthermore, an election proposal need not be made accessible if the proposal does not contain the name, the current occupation and the place of residence of the proposed person as well as, for Supervisory Board candidates, their membership in other statutory supervisory boards. The reason for a counterproposal need not be made accessible if its total length is more than 5,000 characters.

Counterproposals and election proposals that are to be made accessible by the company in accordance with §§ 126, 127 Stock Corporation Act are, in accordance with § 126 (4) Stock Corporation Act, deemed to have been put forward at the time they are made accessible. Voting on them can take place following timely registration. The counterproposal or election proposal does not have to be dealt with at the General Meeting if the shareholder who submitted the proposal or election proposal is not registered as a shareholder in the share register of the company and is not properly registered for the General Meeting.

Furthermore, shareholders connected electronically to the General Meeting can submit counterproposals, election proposals and other proposals within the permissible framework also during the General Meeting through the means of video communication, i.e., as part of a speech, without the need to submit the proposal or election proposal in advance in accordance with §§ 126, 127 Stock Corporation Act. For this, it is necessary that the shareholder is registered using the access-protected Shareholder Portal for a speech, as part of which the shareholder can then submit his or her proposal or election proposal. A more detailed description of the procedure set out for this, as well as the legal and technological prerequisites and the authority of the Chair of the General Meeting to determine appropriate restrictions on the speaking time and the time for submitting questions is given in the section “Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act”.

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Right to submit statements pursuant to § 118a (1) sentence 2 No. 6 and § 130a (1) to (4) Stock Corporation Act

Shareholders have the right to submit statements concerning the Items on the Agenda in text form through the means of electronic communication at the latest by Thursday, May 11, 2023, 24:00 CEST.

The statement is to be submitted while specifying name and shareholder number solely using the e-mail address specified in the following:

HV.2023@db.com

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It is kindly requested that the statement length be limited to a reasonable size in order to enable a proper inspection of the statements. A length of 10,000 characters at a maximum should serve as orientation.

The company will make the statements accessible at the latest by Friday, May 12, 2023, 24:00 CEST, while specifying the name of the submitting shareholder on the website agm.db.com . Statements will not be translated by the company.

The company reserves the right not to make statements accessible to the extent the Management Board would be committing a criminal offense by making them accessible or if the statement has obviously false or misleading content on material points or if it contains offensive remarks or if the shareholder has indicated that he will not participate in and will not be represented at the General Meeting (§ 130a (3) sentence 4, § 126 (2) sentence 1 Nos. 1, 3 and 6 Stock Corporation Act). Furthermore, the company reserves the right not to publish statements if they do not have any recognizable relation to the Agenda of the General Meeting.

It should be noted that any questions, proposals and election proposals as well as objections against resolutions of the General Meeting that are contained in statements will not be considered. Questions (cf. section “Right to request information pursuant to § 118a (1) sentence 2 No. 4, § 130a (5) sentence 3 and § 131 Stock Corporation Act”) and proposals and counterproposals (cf. section “Proposals and election proposals from shareholders pursuant to § 126 (1) and (4), § 127, § 130a (5) sentence 3 and § 118a (1) sentence 2 No. 3 Stock Corporation Act”) as well as objections against resolutions of the General Meeting (cf. section “Raising objections against resolutions of the General Meeting”) are solely to be raised or declared through the means described separately in this convocation.

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Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act

At the General Meeting, shareholders or their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to speak through the means of video communication. Proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act may be part of the speeches. The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that questions may be raised at the virtual General Meeting only through the means of video communication, i.e., when exercising the right to speak.

From the beginning of the General Meeting, shareholders or their authorized representatives can register for speeches through the access-protected Shareholder Portal specified above in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ) by using the “Register to speak” button. The consent of the shareholder or authorized representative to the disclosure by the Chair of the General Meeting of his or her name to the public during the audio and video broadcast of the General Meeting will be obtained upon the registration for speeches.

In accordance with § 19 (2) sentence 1 of the company’s Articles of Association, the Chair of the General Meeting directs the proceedings and determines the sequence of speakers and the sequence in which the Items on the Agenda are dealt with. In accordance with § 19 (2) sentence 2 of the company’s Articles of Association, the Chair of the General Meeting, in the course of the General Meeting, may determine appropriate restrictions on the speaking time, the time for putting questions and/or the total time available in general for speaking and putting questions or for individual speakers.

Minimum technical requirements for exercising the right to speak are a web-enabled device with a camera, microphone and audio output (e.g., loudspeakers or headphones) as well as a stable Internet connection. Recommendations for an optimal functionality of the video communication can be found on the company’s website at agm.db.com .

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The company reserves the right to check the functionality of the video communication between the shareholder and company at the General Meeting and before the speech and to refuse such if this functionality is not ensured. Independently of this, the company will offer shareholders or their representatives the opportunity on a non-binding basis to test the functionality of the video communication for the speech on the day before the General Meeting. For this, a “Test video communication for speech” button will be activated on the Shareholder Portal on Tuesday, May 16, 2023, from 10:00 to 12:00 CEST. Shareholders and/or their authorized representatives who would like to test the video communication for the speech on the day before the General Meeting must enter their contact information as provided for in the registration window. Subsequently, each shareholder or authorized representative will be contacted using the specified contact information to arrange an appointment for such a functionality test of his or her audio and video connection.

Shareholders who make use of the possibility to speak in audio and video during the General Meeting should note that the entire General Meeting, including such speech, will be broadcast as described above live on the Internet for shareholders and interested public viewers without access restrictions and the entire General Meeting, including the speeches, will be recorded. A publicly accessible download of the recording shall not be made available after the General Meeting on the company’s website. Please note that the Chair of the General Meeting will call up the shareholder or his or her authorized representative scheduled to speak in specifying his or her name.

Right to request information pursuant to § 118a (1) sentence 2 No. 4, § 130a (5) sentence 3 and § 131 Stock Corporation Act

Pursuant to § 131 (1) sentence 1 Stock Corporation Act, every shareholder may request information at the General Meeting from the Management Board about company matters insofar as the information is required in order to appropriately adjudge the item of business set out in the Agenda. The obligation to provide information covers the company’s legal and business relations with affiliated companies. The obligation of the Management Board of a parent company as defined in § 290 (1) and (2) German Commercial Code to provide information at the General Meeting at which the Consolidated Financial Statements and Consolidated Management Report are submitted also covers the position of the Group and of the companies included in the Consolidated Financial Statements.

With a view to a better answer quality and an increased transparency vis-à-vis shareholders, the Management Board decided on the basis of § 131 (1a), (1b) sentence 2 Stock Corporation Act that shareholders or their authorized representatives who have properly registered for the General Meeting, in order to exercise the right to request information pursuant to § 131 Stock Corporation Act, have to submit their questions to the company at the latest three days before the General Meeting, i.e., by Saturday, May 13, 2023, 24:00 CEST, through the means of electronic communication. This pre-submission of questions may take place solely using the access-protected Shareholder Portal specified in the section “Access to the Shareholder Portal and electronic connection to the meeting” ( netvote.db.com ) in German or English; another form of submission is excluded.

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The company will answer all questions properly submitted within the framework of the shareholders’ right to request information pursuant to § 131 Stock Corporation Act by Monday, May 15, 2023, 24:00 CEST, and will make the questions and the related answers accessible at the latest as from this time and during the entire General Meeting on the company’s website at agm.db.com solely in German – and, for questions originally submitted in English, the questions and additionally the answers also in English (whereby in any event the answer in German is authoritative). If the answers are accessible one day before and throughout the duration of the meeting, the Management Board has the right in accordance with § 131 (1c) sentence 4 Stock Corporation Act to refuse to provide information concerning these questions in the meeting.

The company reserves the right not to make questions accessible to the extent the Management Board would be committing a criminal offense by making them accessible or if the question has obviously false or misleading content on material points or if it contains offensive remarks or if the shareholder has indicated that he will not participate in and will not be represented at the General Meeting (§ 131 (1c) sentence 3, § 126 (2) sentence 1 Nos. 1, 3 and 6 Stock Corporation Act).

In answering and making questions accessible before the General Meeting, the name of the questioner may be disclosed only if the consent to the disclosure of the name was explicitly stated upon the submission of the question. There is no claim to the disclosure of the name even if such consent was stated.

At the General Meeting, properly registered shareholders or their authorized representatives who are connected to the virtual General Meeting using the access-protected Shareholder Portal (cf. section “Access to the Shareholder Portal and electronic connection to the meeting”) may, pursuant to § 131 (1d) Stock Corporation Act, raise follow-up questions through the means of electronic communication concerning all of the answers provided by the Management Board in advance of and during the virtual General Meeting; furthermore, they may raise questions during the virtual General Meeting pursuant to § 131 (1e) Stock Corporation Act through the means of electronic communication concerning matters that have first arisen after the deadline for executing the right to ask questions in advance of the virtual General Meeting, i.e., after Saturday, May 13, 2023, 24:00 CEST. The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that in the spirit of the equal treatment of shareholders the right to request information in the virtual General Meeting may only be exercised through the means of video communication, i.e., as part of a speech (cf. section “Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act” with the requirements specified therein).

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§ 131 (4) sentence 1 Stock Corporation Act stipulates that if a shareholder has been provided with information due to his capacity as shareholder outside of the General Meeting, this information is to be provided to every other shareholder or their authorized representative making a corresponding request at the General Meeting, even if such information is not required in order to appropriately adjudge the item of business set out in the Agenda. Within the framework of the virtual General Meeting it will be ensured that every shareholder or authorized representative electronically connected to the General Meeting can send such requests, pursuant to § 131 (4) sentence 1 Stock Corporation Act, depending on his or her choice, as part of the speech by way of video communication and/or through the means of electronic communications to the e-mail address:

erweiterte.auskunftspflicht@db.com

Such requests are possible by e-mail starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate. The request by e-mail shall be accompanied by evidence of share ownership, i.e., either the name, date of birth and address of the shareholder or the shareholder number.

§ 131 (5) sentence 1 Stock Corporation Act stipulates that if a shareholder’s or his authorized representative’s request for information is refused, he may demand that his question and the reason for refusing to provide the information be taken to the minutes of the meeting. Within the framework of the virtual General Meeting it will be ensured that every shareholder or authorized representative electronically connected to the General Meeting can send their demands, pursuant to § 131 (5) sentence 1 Stock Corporation Act, depending on his or her choice, as part of the speech by way of video communication and/or through the means of electronic communication to the Notary Public responsible for the minutes of the General Meeting to the e-mail address:

Notar.DB.HV2023@hoganlovells.com

Such demands are possible by e-mail starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate. The demand by e-mail shall be accompanied by evidence of share ownership, i.e., either the name, date of birth and address of the shareholder or the shareholder number.

Pursuant to § 118a (1) sentence 2 No. 5 Stock Corporation Act, the company will make the Report of the Management Board or its material content accessible at the latest by Tuesday, May 9, 2023, 24:00 CEST, through the company website at agm.db.com . In addition, the company plans, in the interests of a comprehensive possibility of preparing for the exercising of shareholder rights to make the speech of the Chairman of the Supervisory Board or its material content accessible at the latest by Tuesday, May 9, 2023, 24:00 CEST, through the company website at agm.db.com .

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Raising objections against resolutions of the General Meeting

Shareholders or their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to declare an objection against resolutions of the General Meeting through the means of electronic communication. Such declarations may be sent to the Notary Public responsible for the minutes of the General Meeting using the e-mail address

Notar.DB.HV2023@hoganlovells.com

and are possible from the opening of the General Meeting until its closing by the Chair of the General Meeting. The declaration sent to the specified e-mail address shall be accompanied by evidence of share ownership, i.e., either the name, date of birth and address of the shareholder or the shareholder number.

Additional information

Additional information on shareholders’ rights can be found on the company’s website at agm.db.com .

Notice on the company’s website

Information pursuant to § 124a Stock Corporation Act on this year’s Annual General Meeting is accessible on the company’s website at agm.db.com . Following the General Meeting, the voting results will be announced on the same Internet address.

Privacy notice for shareholders and their representatives

Information on the processing of your personal data in connection with the General Meeting and the Share Register is available at agm.db.com/files/documents/2023/AGM-2023-Privacy-Notice.pdf .Upon request, this can also be sent to you by postal mail.

Frankfurt am Main, March 2023

Deutsche Bank Aktiengesellschaft

The Management Board

Deutsche Bank	Notice
General Meeting 2023

This version of the Notice of the Annual General Meeting 2023 is an English convenience translation of the German original. For purposes of interpretation, the German text shall be authoritative and final.